Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

WOODWARD, INC.

$150,000,000 Series U Senior Notes due September 30, 2029

$150,000,000 Series V Senior Notes due September 30, 2030

$150,000,000 Series W Senior Notes due September 30, 2033

NOTE PURCHASE AGREEMENT

Dated August 19, 2026

Page

1. AUTHORIZATION OF NOTES.	1
2. SALE AND PURCHASE OF NOTES; GUARANTEES.	2
3. CLOSING.	2
3.1 Closing.	2
3.2 Failure of the Company to Deliver.	2
4. CONDITIONS TO CLOSING.	2
4.1 Representations and Warranties.	3
4.2 Performance; No Default.	3
4.3 Compliance Certificates.	3
4.4 Guaranty Agreement.	4
4.5 Opinions of Counsel.	4
4.6 Purchase Permitted by Applicable Law, etc.	4
4.7 Sale of Other Notes.	4
4.8 Payment of Special Counsel Fees.	4
4.9 Private Placement Numbers.	5
4.10 Changes in Corporate Structure.	5
4.11 Funding Instructions.	5
4.12 Second Amended and Restated Intercreditor Agreement.	5
4.13 Proceedings and Documents.	5
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.	6
5.1 Organization; Power and Authority.	6
5.2 Authorization, etc.	6
5.3 Disclosure.	6
5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.	7
5.5 Financial Statements; Material Liabilities.	8
5.6 Compliance with Laws, Other Instruments, etc.	8
5.7 Governmental Authorizations, etc.	8
5.8 Litigation; Observance of Agreements, Statutes and Orders.	9
5.9 Taxes.	9
5.10 Title to Property; Leases.	9
5.11 Licenses, Permits, etc.	10
5.12 Compliance with ERISA.	10
5.13 Private Offering by the Company.	11
5.14 Use of Proceeds; Margin Regulations.	11
5.15 Existing Indebtedness; Future Liens.	12
5.16 Foreign Assets Control Regulations, etc.	12
5.17 Status under Certain Statutes.	14
5.18 Environmental Matters.	14
6. REPRESENTATIONS OF THE PURCHASERS.	15
6.1 Purchase for Investment.	15
6.2 Accredited Investor.	15

-i-

(continued)

Page

6.3 Source of Funds.	15
7. INFORMATION AS TO COMPANY.	17
7.1 Financial and Business Information.	17
7.2 Officer’s Certificate.	20
7.3 Visitation.	20
8. PAYMENT AND PREPAYMENT OF THE NOTES.	21
8.1 Maturity.	21
8.2 Optional Prepayments with Make-Whole Amount.	21
8.3 Prepayment Upon Change of Control.	22
8.4 Prepayment in Connection with an Asset Disposition.	23
8.5 Allocation of Partial Prepayments of Notes.	23
8.6 Maturity; Surrender, etc.	24
8.7 Purchase of Notes.	24
8.8 Make-Whole Amount.	24
9. AFFIRMATIVE COVENANTS.	26
9.1 Compliance with Law.	26
9.2 Insurance.	26
9.3 Maintenance of Properties.	26
9.4 Payment of Taxes and Claims.	27
9.5 Corporate Existence, etc.	27
9.6 Books and Records.	27
9.7 Ranking of Obligations.	27
9.8 Guaranty by Subsidiaries; Liens.	28
9.9 Intercreditor Agreement.	30
10. NEGATIVE COVENANTS.	31
10.1 Transactions with Affiliates.	31
10.2 Merger, Consolidation, etc.	31
10.3 Sale of Assets.	33
10.4 Line of Business.	33
10.5 Terrorism Sanctions Regulations.	33
10.6 Liens.	34
10.7 Minimum Interest Coverage Ratio.	34
10.8 Maximum Leverage Ratio.	34
10.9 Priority Debt.	34
10.10 Subsidiary Debt.	34
10.11 Permitted Receivables Securitization Program.	35
11. EVENTS OF DEFAULT.	36
12. REMEDIES ON DEFAULT, ETC.	39
12.1 Acceleration.	39
12.2 Other Remedies.	39
12.3 Rescission.	39

-ii-

(continued)

Page

12.4 No Waivers or Election of Remedies, Expenses, etc.	40
13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.	40
13.1 Registration of Notes.	40
13.2 Transfer and Exchange of Notes.	40
13.3 Replacement of Notes.	41
14. PAYMENTS ON NOTES.	42
14.1 Place of Payment.	42
14.2 Home Office Payment.	42
14.3 FATCA Information.	42
15. EXPENSES, ETC.	43
15.1 Transaction Expenses.	43
15.2 Certain Taxes.	43
15.3 Survival.	44
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.	44
17. AMENDMENT AND WAIVER.	44
17.1 Requirements.	44
17.2 Solicitation of Holders of Notes.	45
17.3 Binding Effect, etc.	46
17.4 Notes Held by Company, etc.	46
18. NOTICES.	46
19. REPRODUCTION OF DOCUMENTS.	47
20. CONFIDENTIAL INFORMATION.	47
21. SUBSTITUTION OF PURCHASER.	48
22. MISCELLANEOUS.	49
22.1 Successors and Assigns.	49
22.2 Payments Due on Non-Business Days.	49
22.3 Accounting Terms.	49
22.4 Severability.	50
22.5 Construction, etc.	50
22.6 Counterparts.	51
22.7 Governing Law.	51
22.8 Jurisdiction and Process; Waiver of Jury Trial.	51

-iii-

Schedule A -- Information Relating to Purchasers

Schedule B -- Defined Terms

Schedule 5.3 -- Disclosure Materials

Schedule 5.4 -- Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5 -- Financial Statements

Schedule 5.15 -- Existing Indebtedness

Schedule 10.6 -- Existing Liens

Exhibit 1(a) -- Form of Series U Senior Note due September 30, 2029

Exhibit 1(b) -- Form of Series V Senior Note due September 30, 2030

Exhibit 1(c) -- Form of Series W Senior Note due September 30, 2033

Exhibit 2 -- Form of Guaranty Agreement

Exhibit 4.5(a) -- Form of Opinion of Special Counsel for the Company and the Closing Guarantors

Exhibit 4.5(b) -- Form of Opinion of Special Counsel for the Purchasers

Woodward, Inc.

1081 Woodward Way

Fort Collins, Colorado 80524

$150,000,000 Series U Senior Notes due September 30, 2029

$150,000,000 Series V Senior Notes due September 30, 2030

$150,000,000 Series W Senior Notes due September 30, 2033

August 19, 2026

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Woodward, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of:

(a) $150,000,000 aggregate principal amount of its Series U Senior Notes due September 30, 2029 (as amended, restated or otherwise modified from time to time pursuant to Section 17, the “Series U Notes”; such term to include any such notes issued in substitution therefor pursuant to Section 13),

(b) $150,000,000 aggregate principal amount of its Series V Senior Notes due September 30, 2030 (as amended, restated or otherwise modified from time to time pursuant to Section 17, the “Series V Notes”; such term to include any such notes issued in substitution therefor pursuant to Section 13),

(c) $150,000,000 aggregate principal amount of its Series W Senior Notes due September 30, 2033 (as amended, restated or otherwise modified from time to time pursuant to Section 17, the “Series W Notes”; such term to include any such notes issued in substitution therefor pursuant to Section 13),

The Series U Notes, the Series V Notes, and the Series W Notes shall be referred to collectively herein as the “Notes”. The Series U Notes, the Series V Notes and the Series W Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b) and Exhibit 1(c), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B and, for purposes of this Agreement, the rules of construction set forth in Section 22.5 shall govern.

2. SALE AND PURCHASE OF NOTES; GUARANTEES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the Series specified under such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

The obligations of the Company hereunder and under the Notes will be unconditionally guaranteed by MPC Products and Woodward HRT (each a “Closing Guarantor” and, collectively, the “Closing Guarantors”), and each other Subsidiary required to guaranty the Notes pursuant to Section 9.8 (together with the Closing Guarantors, each a “Guarantor” and, collectively, the “Guarantors”), pursuant to that certain Guaranty Agreement dated as of the date of the Closing (as from time to time amended, restated, supplemented or otherwise modified, the “Guaranty Agreement”) substantially in the form set forth in Exhibit 2.

3. CLOSING.

3.1 Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178, at 10:00 a.m., New York time, at a closing (the “Closing”) on September 30, 2026. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each Series to be purchased by such Purchaser (or such greater number of Notes for each such Series in denominations of at least $100,000 as such Purchaser may request) dated the date of Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Wells Fargo Bank, National Association, San Francisco, CA; Account Name: [***]; Account Number: [***]; Bank Routing Number [***].

3.2 Failure of the Company to Deliver.

If at the Closing the Company shall fail to tender any Note to any Purchaser on the date of Closing as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser on the date of Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the date of Closing, of the following conditions:

4.1 Representations and Warranties.

(a) The representations and warranties of the Company in this Agreement shall be correct (i) when made as of the date hereof and (ii) on the date of Closing.

(b) The representations and warranties of the Closing Guarantors in the Guaranty Agreement shall be correct (i) when made as of the date hereof and (ii) on the date of Closing.

4.2 Performance; No Default.

The Company and the Closing Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or the Closing Guarantors, as applicable, prior to or on the date of Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Sections 10.1, 10.2 or 10.3 had such Sections applied since such date.

4.3 Compliance Certificates.

(a) Officer’s Certificates.

(i) The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.10 have been fulfilled as of the date of Closing.

(ii) Each Closing Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1(b) and 4.2 (as to such Closing Guarantor) have been fulfilled as of the date of Closing.

(b) Secretary or Treasurer’s Certificates.

(i) The Company shall have delivered to such Purchaser a certificate of its Secretary, Assistant Secretary or Responsible Officer, dated the date of Closing, certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (B) the Company’s organizational documents as then in effect.

(ii) Each Closing Guarantor shall have delivered to such Purchaser a certificate of its Secretary, Assistant Secretary, Treasurer or Responsible Officer, dated the date of Closing, certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreement and (B) such Closing Guarantor’s organizational documents as then in effect.

4.4 Guaranty Agreement.

The Guaranty Agreement shall have been duly authorized, executed and delivered to each Purchaser by the Closing Guarantors, and shall be in full force and effect.

4.5 Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of Closing (a) from Paul Hastings LLP, special counsel for the Company and the Closing Guarantors, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.5(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.6 Purchase Permitted by Applicable Law, etc.

On the date of Closing, such Purchaser’s purchase of Notes to be purchased shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.7 Sale of Other Notes.

Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it as specified in Schedule A.

4.8 Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before each of the date hereof and the date of Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date hereof or the date of Closing, as applicable.

4.9 Private Placement Numbers.

A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services shall have been obtained for each Series of the Notes.

4.10 Changes in Corporate Structure.

Neither the Company, nor any Closing Guarantor, shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11 Funding Instructions.

(a) At least five Business Days prior to the date of Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/SWIFT Code/IBAN, (iii) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.11 at least five Business Days prior to the date of Closing and (iv) contact information of a representative at the transferee bank and a representative at the Company available to confirm such instructions by telephone and e-mail.

(b) Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (equal to or less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

(c) At least two Business Days prior to the date of the Closing, if requested by a Purchaser, a Responsible Officer of the Company shall have confirmed such written instructions in a live video conference call made available to the Purchasers.

4.12 Second Amended and Restated Intercreditor Agreement.

The Company shall have delivered to the Purchasers’ special counsel on or before the date of Closing a fully executed copy of the Second Amended and Restated Intercreditor Agreement and the Joinder Agreement joining the Purchasers as “New Creditors” under the Second Amended and Restated Intercreditor Agreement.

4.13 Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1 Organization; Power and Authority.

Each of the Company and each Closing Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each Closing Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof, and each Closing Guarantor has the corporate power and authority to execute and deliver the Guaranty Agreement and to perform the provisions thereof.

5.2 Authorization, etc.

(a) This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Closing Guarantors, and the Guaranty Agreement constitutes a legal, valid and binding obligation of each Closing Guarantor enforceable against each Closing Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 Disclosure.

The Company, through its agent, J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of an investor presentation, dated July 30, 2026 (the “Presentation”), relating to the transactions contemplated hereby. This Agreement, the Guaranty Agreement, the Presentation

and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company or the Closing Guarantors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Guaranty Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to August 12, 2026 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, there has been no change since June 30, 2026 in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Guarantor, (ii) of the Company’s Affiliates, other than Subsidiaries and Undisclosed Affiliates, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes, whether foreign or domestic) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5 Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6 Compliance with Laws, Other Instruments, etc.

(a) The execution, delivery and performance by the Company of this Agreement and the Notes, and the execution, delivery and performance by the Closing Guarantors of the Guaranty Agreement, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum of association, articles of association, regulations, by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. All obligations under this Agreement are direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Company.

(b) All obligations under the Guaranty Agreement are direct and unsecured obligations of each Closing Guarantor ranking pari passu as against the assets of such Closing Guarantor with all other unsecured Indebtedness (actual or contingent) of such Closing Guarantor which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of such Closing Guarantor.

5.7 Governmental Authorizations, etc.

Except with respect to applicable and routine securities laws filings required by the Exchange Act and the filing of a Form D under the Securities Act, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, or by the Closing Guarantors of the Guaranty Agreement.

5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9 Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Senior Financial Officer of the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, national, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The United States Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended September 30, 2022.

5.10 Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11 Licenses, Permits, etc.

The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.12 Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan (which is not a Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability for failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA (other than for premium payments to the PBGC paid in a timely manner) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the beginning of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value as of such determination date of the assets of such Plan allocable to such benefit liabilities by more than $13,000,000 in the case of any single Plan and by more than $17,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities under section 4201 of ERISA or contingent withdrawal liabilities under section 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the Guaranty Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to and not exempt from the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers’ representations in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

5.13 Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors (as defined in clause (c) to the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. For purposes of this Section 5.13 only, each reference to the Notes shall be deemed to include the Guaranty Agreement.

5.14 Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes hereunder for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15 Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2026 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the aggregate principal amount of which exceeds $2,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as set forth in Schedule 5.15.

5.16 Foreign Assets Control Regulations, etc.

(a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the subject of any country based OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or to the Company’s knowledge, after making due inquiry, engaged in any activity now or in the past five years in violation of other applicable United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Controlled Entity (i) has been found in violation of or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (i) Neither the Company nor any Controlled Entity (A) has been convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (B) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (C) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (D) has been or is the target of sanctions imposed by the United Nations or the European Union;

(ii) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years and where to do so would have resulted in a violation of then-applicable Anti-Corruption Laws, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (A) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (B) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (C) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5.17 Status under Certain Statutes.

Neither the Company nor any Subsidiary is (a) required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18 Environmental Matters.

(a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6. REPRESENTATIONS OF THE PURCHASERS.

6.1 Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required, nor does it intend, to register the Notes.

6.2 Accredited Investor.

Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

6.3 Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Class Exemption (“PTE”) 95-60, as amended) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities (as defined by the NAIC Annual Statement) for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60, as amended) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account of an insurance company that is maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust)

that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, as amended or (ii) a bank collective investment fund, within the meaning of the PTE 91-38, as amended and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan (as defined in such PTEs) or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) (i) the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14, as amended (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), (ii) no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM at the time of the purchase of the Notes hereunder, (iii) the conditions of Sections I(c), I(g) (regarding eligibility), and I(k) of the QPAM Exemption are satisfied, (iv) neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (v) (A) the identity of such QPAM and (B) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) (i) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), (ii) the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, (iii) neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (iv) (A) the identity of such INHAM and (B) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan, church plan that has not made an election under section 410(d) of the Code, or a non-U.S. plan and the purchase does not violate any federal, state or other law that regulates its investment in the Notes; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, governmental plan, church plan that has not made an election under section 410(d) of the Code, or Non-U.S. Plan.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” “church plan,” and “separate account” shall, unless otherwise indicated, have the respective meanings assigned to such terms in section 3 of ERISA.

7. INFORMATION AS TO COMPANY.

7.1 Financial and Business Information.

The Company shall deliver to, prior to the Closing, each Purchaser and, on and after the Closing, each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements – commencing with the quarterly fiscal period ending December 31, 2026, within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance in all material respects with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.woodward.com) (such availability being referred to as “Electronic Delivery”);

(b) Annual Statements -- within 100 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in all material respects in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (other than a registration statement on Form S-8 and without exhibits except as expressly requested by, prior to the Closing, such Purchaser or, on and after the Closing, such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have made such delivery of such materials if it shall have made timely Electronic Delivery thereof;

(d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan subject to Title IV of ERISA, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate for failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any Federal, national or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Major Credit Facility -- substantially concurrent with the transmission thereof, copies (unless otherwise delivered pursuant to the other provisions of this Section 7.1) of all financial statements, notices, reports and other information given by or on behalf of the Company or any of its Subsidiaries to the financial institutions party to any Major Credit Facility (excluding routine matters such as borrowing requests); and

(h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the

Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by, prior to the Closing, any such Purchaser or, on and after the Closing, any such holder.

7.2 Officer’s Certificate.

Each set of financial statements delivered to, prior to the Closing, a Purchaser or, on and after the Closing, any holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of a Note):

(a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3, and Section 10.6 through Section 10.11, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage in existence as of the end of such period); and

(b) Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3 Visitation.

The Company shall permit the representatives of, prior to the Closing, each Purchaser and, on and after the Closing, each holder of a Note that is an Institutional Investor:

(a) No Default -- if no Default or Event of Default then exists, at the expense of such Purchaser or holder, as applicable, and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any

Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PAYMENT AND PREPAYMENT OF THE NOTES.

8.1 Maturity.

(a) Series U Notes. As provided therein, the entire unpaid principal balance of the Series U Notes shall be due and payable on September 30, 2029.

(b) Series V Notes. As provided therein, the entire unpaid principal balance of the Series V Notes shall be due and payable on September 30, 2030.

(c) Series W Notes. As provided therein, the entire unpaid principal balance of the Series W Notes shall be due and payable on September 30, 2033.

8.2 Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but, in the case of a partial prepayment, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding), at 100% of the principal amount so prepaid, together with the interest so accrued to the date of prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided, however, that if the prepayment date occurs on or after the date that is 30 days prior to the scheduled maturity date of the Notes being prepaid, the Company may prepay such Notes at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of prepayment, without payment of any Make-Whole Amount; provided further, however, that the Company may prepay all or any part of any Series (rather than all or any part of all Series) of Notes only so long as (a) no Default or Event of Default shall have occurred and be continuing and (b) such prepayment is not in connection with any solicitation by the Company of any consent, waiver, amendment or other similar transaction from any holder of Notes pursuant to Section 17. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes, designated by Series, if applicable, to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due with respect to each Series of Notes in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth in each case the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3 Prepayment Upon Change of Control.

(a) Notice of Change of Control or Control Event; Offer to Prepay if Change of Control has Occurred. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give written notice of such Change of Control or Control Event to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in clause (b) of this Section 8.3 and shall be accompanied by the certificate described in clause (e) of this Section 8.3.

(b) Offer to Prepay; Time for Payment. The offer to prepay Notes contemplated by clause (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in the case of this Section 8.3 only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). The Proposed Prepayment Date shall not be less than thirty (30) days and not more than sixty (60) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the forty-fifth (45th) day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least ten (10) calendar days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by the holder, within such time period, shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment, but without any Make-Whole Amount or penalty or premium of any kind. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) that the entire principal amount of each Note is offered to be prepaid without any premium, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) that the conditions of this Section 8.3 required to be fulfilled prior to the giving of such notice have been fulfilled and (vi) in reasonable detail, the nature and date of the Change of Control.

8.4 Prepayment in Connection with an Asset Disposition.

(a) Notice and Offer. In the event any Debt Prepayment Application is to be used at the election of the Company to make an offer (a “Transfer Prepayment Offer”) to prepay Notes pursuant to Section 10.3 of this Agreement (a “Debt Prepayment Transfer”), the Company will give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the forty-fifth (45th) day after the date of such notice.

(b) Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within twenty (20) days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to such holder’s Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date determined as of the date of such prepayment, but without any Make-Whole Amount or penalty or premium of any kind. The prepayment shall be made on the Transfer Prepayment Date.

(c) Other Terms. Each offer to prepay the Notes pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Proceeds Amount in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to this Section 8.4 and Section 10.3 of this Agreement, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date, and (vi) in reasonable detail, the nature of the Asset Disposition giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

8.5 Allocation of Partial Prepayments of Notes.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of each Series to be prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.6 Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7 Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes, except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of any Series of Notes at the time outstanding upon the same terms and conditions (except to the extent reasonably necessary to reflect differences in interest rates and maturities); provided that the Company may only make an offer to purchase an individual Series of Notes (rather than all Notes) so long as no Default or Event of Default has occurred and is continuing and such offer is not in connection with any solicitation by the Company of any consent, waiver, amendment or similar transaction from any holder of Notes pursuant to Section 17. Any such offer shall provide each holder of Notes offered to be purchased with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days. If the holders of more than 30% of the principal amount of the Notes then outstanding that are offered to be purchased accept such offer, the Company shall promptly notify the remaining holders of Notes offered to be purchased of such fact and the expiration date of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8 Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to any Note, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, the Company covenants that so long as any of the Notes are outstanding:

9.1 Compliance with Law.

Without limiting Section 10.5, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act, Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case, to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2 Insurance.

The Company will, and will cause each of the Guarantors to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3 Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4 Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that (a) neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) neither the Company nor any Subsidiary need file any such tax return or pay any such tax, assessment, charge, levy or claim if the non-filing of such tax returns and the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5 Corporate Existence, etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6 Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7 Ranking of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of the Company. The Company will ensure that each Guarantor’s payment obligations under the Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of such Guarantor.

9.8 Guaranty by Subsidiaries; Liens.

(a) If at any time, pursuant to the terms and conditions of any Major Credit Facility, any existing or newly acquired or formed Subsidiary of the Company becomes obligated as a guarantor or obligor under such Major Credit Facility, the Company will, at its sole cost and expense, cause such Subsidiary to concurrently therewith become a Guarantor in respect of this Agreement and the Notes, and within ten (10) Business Days thereafter will deliver to each of the holders of the Notes the following items:

(i) an executed supplement to the Guaranty Agreement in the form of Exhibit A thereto (a “Guaranty Supplement”);

(ii) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Guaranty Supplement; and

(iii) an opinion of counsel to the Company and such Subsidiary in form and substance satisfactory to the Required Holders to the effect that (x) such Guaranty Supplement has been duly authorized, executed and delivered by such Subsidiary, (y) the Guaranty Agreement as supplemented by such Guaranty Supplement constitutes the legal, valid and binding contract and agreement of such Subsidiary, enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles) and (z) the execution, delivery and performance by such Subsidiary of such Guaranty Supplement do not (A) violate any law, rule or regulation applicable to such Subsidiary, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien not permitted by Section 10.6 or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of such Subsidiary, or (II) any agreement or other instrument to which such Subsidiary is a party or by which such Subsidiary may be bound;

provided, that notwithstanding anything contained in this Section 9.8(a) to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require (i) any Foreign Subsidiary to become a Guarantor in respect of this Agreement and the Notes to the extent such Foreign Subsidiary’s obligations under all Major Credit Facilities consist solely of direct borrowings solely to such Foreign Subsidiary (a “Foreign Borrowing”) or guaranties of a Foreign Borrowing by another Foreign Subsidiary or (ii) Woodward FST, Inc. to be to become a Guarantor in respect of this Agreement and the Notes to the extent (x) it does not guaranty any of the Company’s obligations under any Major Credit Facility (other than the 2016 Note Purchase Agreement, 2016 Cross-Border Note Purchase Agreement or the 2018 Note Purchase Agreement) and (y) its assets or sales do not represent more than 10% of Consolidated Total Assets or consolidated sales of the

Company and its Subsidiaries, respectively, with any determination of such Consolidated Total Assets and consolidated sales based upon amounts shown in the Company's most recently delivered annual consolidated financial statements.

(b) At the election of the Company and by written notice to each holder of Notes, any Guarantor that has provided a Guaranty Supplement under subparagraph (a) of this Section 9.8 may be discharged from all of its obligations and liabilities under the Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Guarantor is a guarantor or is otherwise liable for or in respect of any Major Credit Facility, then such Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Guarantor under its Guaranty) under such Major Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under the Guaranty Agreement, (iv) if in connection with such Guarantor being released and discharged under any Major Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Major Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.10, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

(c) Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company and such Guarantor, if reasonably requested by the Company or such Guarantor and at the Company’s expense, written evidence of such discharge and release signed by such holder.

(d) If at any time, pursuant to the terms and conditions of any Major Credit Facility, the Company or any of its Subsidiaries are required to or elect to grant Liens on any of their assets to secure the Indebtedness evidenced by such Major Credit Facility, the Company will, at its sole cost and expense, grant, or cause such Subsidiary to grant, Liens on such assets (other than the Capital Stock of a Foreign Subsidiary if the pledge of such Capital Stock would result in adverse tax consequences to the Company or such Subsidiary not also caused by the grant of such Lien in respect of such Major Credit Facility) in favor of the holders of the Notes (or in favor of a collateral agent reasonably acceptable to the Required Holders for the benefit of the holders of the Notes), and within ten (10) Business Days thereafter will deliver to each of the holders of the Notes the following items:

(i) such security documents as the Required Holders deem reasonably necessary or advisable to grant to the holders of Notes (or such collateral agent for the benefit of the holders of Notes) a perfected first priority security interest to (or for the benefit of) the holders of Notes;

(ii) such documents and evidence with respect to such Liens as the Required Holders may reasonably request in order to establish the existence and priority of such Liens and the authorization of the transactions contemplated by such security documents; and

(iii) an opinion of counsel to the Company or such Subsidiary in form and substance satisfactory to the Required Holders to the effect that (x) such security documents have been duly authorized, executed and delivered by the Company or such Subsidiary, (y) such security documents constitute the legal, valid and binding contract and agreement of the Company or such Subsidiary, enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles) and (z) the execution, delivery and performance by the Company or such Subsidiary of such security documents do not violate (A) any law, rule or regulation applicable to the Company or such Subsidiary, or (B)(1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien not permitted by Section 10.6 or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of the Company or such Subsidiary, or (II) any agreement or other instrument to which the Company or such Subsidiary is a party or by which such Subsidiary may be bound;

(e) If at any time, pursuant to the terms and conditions of any Major Credit Facility, Liens granted by the Company or any Subsidiary are released under all of the Major Credit Facilities and the Company shall have delivered to each holder of Notes an Officer’s Certificate certifying that immediately preceding the release of such Liens and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Liens in favor of the holders of Notes will be discharged and released, automatically and without the need for any further action; provided that, if in connection with any release of such Liens under any Major Credit Facility any fee or other consideration (excluding, for the avoidance of doubt, any repayment of the principal or interest under any Major Credit Facility in connection with such release) is paid or given to any holder of Indebtedness under such Major Credit Facility in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis in connection with such release of Liens securing the Indebtedness evidenced by this Agreement and the Notes. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company, if reasonably requested by the Company and at the Company’s expense, written evidence of such discharge and release signed by such holder (or the collateral agent appointed by the holders of Notes).

9.9 Intercreditor Agreement.

If at any time, pursuant to the terms and conditions of any Major Credit Facility, (a) Subsidiaries of the Company are required to provide a Guaranty of the Company’s Indebtedness under such Major Credit Facility and such Subsidiaries are required to become a Guarantor in respect of this Agreement and the Notes or (b) the Company or any of its Subsidiaries are required to grant Liens on any of their assets to secure the Indebtedness evidenced by any Major Credit Facility or any guaranty thereof, and the Company or such Subsidiaries are required to grant Liens to secure the Indebtedness evidenced by this Agreement and the Notes, then the Company will, concurrently with the execution thereof or the granting of such Guaranties and/or Liens, cause the lenders under such Major Credit Facility to enter into, and the holders of Notes hereby agree to enter into, an intercreditor agreement in form and substance (including, without limitation, as to the sharing of recoveries and set offs) reasonably satisfactory to the Required Holders (the “Intercreditor Agreement”) with the holders of Notes, or enter into a joinder agreement to such Intercreditor Agreement in form and substance reasonably satisfactory to the Required Holders (it being acknowledged and agreed that the Second Amended and Restated Intercreditor Agreement is in form and substance satisfactory to the Required Holders with respect to the granting of Guaranties). Within ten (10) Business Days following the execution of any such Intercreditor Agreement (or any joinder thereto), the Company will deliver an executed copy thereof to each holder of Notes.

If the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Closing, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

10. NEGATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, the Company covenants that so long as any of the Notes are outstanding:

10.1 Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related transactions which collectively are Material (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of business or pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and, in each case, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2 Merger, Consolidation, etc.

The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that, so long as no Default or Event of Default exists or would result therefrom, a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company, another Subsidiary, or any other Person that will become, and in fact becomes, a Subsidiary immediately following the consummation of such merger, consolidation, conveyance, division, transfer or lease., so long as in each case involving a Guarantor, the survivor of such merger or consolidation or the transferee of such assets shall have assumed such Guarantor’s obligations under the Guaranty Agreement (and to the extent the Guarantor is not the survivor or transferee, the Company shall cause the successor thereto to comply with clauses (a) and (b) of this Section 10.2 as if the Successor Company (as defined below) were the successor to such Guarantor) and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, division, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, division, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Company”), will be a solvent corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) if the Company is not the Successor Company, such Successor Company will have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company will have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles);

(c) immediately after giving effect to such transaction:

(i) no Default or Event of Default would exist, and

(ii) the Successor Company would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes); and

(d) each Guarantor confirms in writing its obligations under and pursuant to the Guaranty Agreement;

provided, however, that no such conveyance, division, transfer or lease of all or substantially all of the assets of the Company will have the effect of releasing the Company (or any Successor Company) from its liability under this Agreement or the Notes, or of releasing any Guarantor (or any successor) from its liability under the Guaranty Agreement.

10.3 Sale of Assets.

Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

(a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

(b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist and the Company would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes); and

(c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the then current fiscal year of the Company, would not exceed an amount equal to 15% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Company.

If the Net Proceeds Amount from any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of any date, shall be deemed not to be an Asset Disposition as of the date of such application.

10.4 Line of Business.

The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Presentation.

10.5 Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any Affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions.

10.6 Liens.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

(a) Permitted Liens; and

(b) Liens in addition to those permitted by clause (a) of this Section 10.6, provided that at the time of incurrence of such other Liens and after giving effect thereto, (i) the total amount of Indebtedness secured by Liens pursuant to this clause (b) at no time exceeds an amount equal to 15% of Consolidated Net Worth and (ii) the Company is in compliance with the terms of Section 10.9.

10.7 Minimum Interest Coverage Ratio.

The Company will not permit, as of the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2026, the ratio of (a) EBITDA to (b) Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending on the end of such fiscal quarter, to be less than 2.00 to 1.00.

10.8 Maximum Leverage Ratio.

The Company and its consolidated Subsidiaries will not permit the ratio (the “Leverage Ratio”) of (a) (x) at any time the numerator of the leverage ratio covenant set forth in each Applicable Major Credit Facility is Consolidated Total Net Debt, Consolidated Total Net Debt, or (y) at any other time, Net Indebtedness to (b) EBITDA to be greater than (x) 4.0 to 1.0 during any Material Acquisition Period or (y) 3.5 to 1.0 at any other time. The Leverage Ratio will be calculated, in each case, determined as of the last day of each fiscal quarter of the Company based upon (i) for Net Indebtedness or Consolidated Total Net Debt (as applicable), Net Indebtedness or Consolidated Total Net Debt (as applicable) as of the last day of such fiscal quarter; and (ii) for EBITDA, the actual amount for the four (4) fiscal quarter period ending on such date.

10.9 Priority Debt.

The Company will not at any time permit Priority Debt to exceed 15% of Consolidated Total Assets (determined as of the then most recently ended fiscal quarter of the Company).

10.10 Subsidiary Debt.

The Company will not at any time permit any Subsidiary to, create, incur, assume, guaranty, permit to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than:

(a) Indebtedness of a Subsidiary outstanding as of June 30, 2026 as described on Schedule 5.15 and any extension, renewal or refunding thereof if the principal amount thereof is not increased in connection with such extension, renewal or refunding;

(b) Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

(c) Guaranties by a Subsidiary of Indebtedness of another Subsidiary that is otherwise permitted under the terms of this Agreement;

(d) Indebtedness evidenced by (i) any Guaranty Agreement (as the same may be supplemented from time to time by any Guaranty Supplement) or (ii) any Guaranty of any Major Credit Facility so long as such Subsidiary has executed and delivered a Guaranty Agreement and the Company has complied with the provisions of Section 9.8 and Section 9.9;

(e) Indebtedness of a Subsidiary in connection with a Permitted Receivables Securitization program permitted pursuant to Section 10.11;

(f) Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and provided, further, that such Indebtedness may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

(g) additional Indebtedness of a Subsidiary; provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the application of the proceeds thereof,

(i) no Default or Event of Default shall exist;

(ii) such Indebtedness can be incurred within the applicable limitations provided in Sections 10.8 and 10.9; and

(iii) the total amount of all Indebtedness permitted under this Section 10.10(g) at no time exceeds an amount equal to 15% of Consolidated Total Assets (determined as of the then most recently ended fiscal quarter of the Company).

10.11 Permitted Receivables Securitization Program.

The Company will not, and will not permit any Subsidiary to, sell any Securitization Assets pursuant to a Permitted Receivables Securitization program or otherwise unless (a) immediately before and after giving effect to such sale, no Default or Event of Default exists, (b) after giving effect to such sale, the aggregate outstanding face amount of Securitization Assets sold by the Company or a Subsidiary pursuant to a Permitted Receivables Securitization program does not exceed $200,000,000 (or its equivalent in other currencies) and (c) immediately after giving effect to such sale, the Company would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes).

If the Company fails to comply with any provision of Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note or any Guarantor defaults in the payment under the Guaranty Agreement when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in any Guaranty Agreement or any writing furnished in connection with such Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $60,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any Material Covenant of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $60,000,000, and as a consequence of such default such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $60,000,000 or any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $60,000,000, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness as a result of a default in the performance of or compliance with any Material Covenant by the Company or any Significant Subsidiary; or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $60,000,000 are rendered against one or more of the Company and its Significant Subsidiaries (except to the extent covered by independent third party insurance as to which the insurer has acknowledged coverage) and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(j) if (i) any Plan subject to Title IV of ERISA or section 412 of the Code shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan subject to Title IV of ERISA shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified in writing the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans) subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $60,000,000, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability for the failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) (i) a default shall occur under the Guaranty Agreement and such default shall continue beyond the period of grace, if any, allowed with respect thereto or (ii) except as expressly permitted under Section 9.8(b), the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever with respect to one or more Guarantors, including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable with respect to one or more Guarantors or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1 Acceleration.

(a) If an Event of Default with respect to the Company or any Guarantor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate upon the occurrence and during the continuance of an Event of Default) and (y) the applicable Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), as applicable, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company if the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2 Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3 Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4 No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Guaranty Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1 Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2 Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and, in the case of a Series U Note shall be substantially in the form of Exhibit 1(a), in the case of a Series V Note shall be substantially in the form of Exhibit 1(b), and in the case of a Series W Note shall be substantially in the form of Exhibit 1(c). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

13.3 Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within fifteen (15) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1 Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2 Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other commercially reasonable method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

14.3 FATCA Information.

By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

15. EXPENSES, ETC.

15.1 Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Guaranty Agreement and by the Notes and (c) the out-of-pocket costs and expenses incurred at any time in connection any filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $8,000 per Series of Notes.

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

15.2 Certain Taxes.

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder

15.3 Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreement or the Notes, and the termination of this Agreement or the Guaranty Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement or the Guaranty Agreement shall be deemed representations and warranties of the Company or such Guarantor under this Agreement or the Guaranty Agreement, as applicable. Subject to the preceding sentence, this Agreement, the Notes and the Guaranty Agreement embody the entire agreement and understanding between each Purchaser, the Company and the Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1 Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20. No Guarantor may be released from the Guaranty Agreement without the written consent of the holder of each Note at the time outstanding (other than in compliance with Section 9.8(b)). For purposes of Section 10 of the Intercreditor Agreement, the Required Holders shall constitute the requisite number of holders of Notes required under this Agreement to approve an amendment to or waiver of any provision of the Intercreditor Agreement or to consent to a departure by any Lender (as defined in the Intercreditor Agreement) therefrom. For purposes of Section 16 of the Intercreditor Agreement, (x) each of the holders of the Notes shall constitute the requisite parties under this Agreement to whom a Joinder Agreement (as defined in the Intercreditor Agreement) shall be executed and delivered by any New Creditor (as defined in the Intercreditor Agreement) and (y) with respect to the proviso to the first sentence of such Section 16, if any default, event of default or event of termination has occurred and is continuing under any of the Revolving Facility, the Term Loan Facility, the 2016 Note Purchase Agreement, the 2016 Cross-Border Note Purchase Agreement, the 2018 Note Purchase Agreement or any other applicable Financing Agreement (each such term as defined in the Intercreditor Agreement), the Required Holders shall constitute the requisite number of holders of Notes required under this Agreement to approve the addition of any other New Creditor (as defined in the Intercreditor Agreement).

17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide, prior to the Closing, each Purchaser and, on and after the Closing, each holder of a Note (irrespective of the amount of the Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Guaranty Agreement to, prior to the Closing, each Purchaser and, on and after the Closing, each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to, prior to the Closing, any Purchaser or, on and after the Closing, any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any the Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to, prior to the Closing, each Purchaser and, on and after the Closing, each holder of a Note even if such Purchaser or holder, as applicable, did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

17.3 Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 or the Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchasers or holder of a Note and no delay in exercising any rights hereunder or under any Note or the Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), or (b) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (c) by a nationally recognized commercial delivery service (charges prepaid) or (d) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient). Any such notice must be sent:

(a) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any holder of a Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates and its and its affiliates’ respective directors, officers, employees (legal or contractual), agents, partners, attorneys, trustees, limited partners and investors (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes or portfolio management), (ii) its auditors, consultants, service providers, financial advisors, investment managers, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) if the holder of a Note is a trust or fund, to the beneficiaries or beneficial owners of such trust or fund, (v) any Institutional Investor to which it transfers or pledges or offers to transfer or pledge such Note or any part thereof or any participation therein and any beneficiary, agent, custodian or trustee in connection therewith (if such Person has agreed prior to its receipt of such Confidential Information to hold the information confidential substantially in accordance with this Section 20) and, in each case, any such Person shall have the same rights and obligations with respect to such Confidential Information as the Purchasers have under this Section 20, (vi) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vii) any federal, state or other regulatory authority having jurisdiction over such Purchaser, any recipient of Confidential Information under this Section 20, or in each case, its portfolio or any transactions relating thereto, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or its investment managers or investment advisors or to its investment portfolio or any transactions relating thereto (x) in response to any subpoena or other legal process, (y) in connection with any litigation, arbitration or dispute resolution process to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this

Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1 Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder (other than in connection with any transfer permitted under Section 10.2). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

22.2 Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3 Accounting Terms.

(a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b) If the Company notifies the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time

(“Subsequent Changes”), any of the covenants contained in Sections 10.6 through 10.10, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Changes, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Company and the Required Holders so expressly agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.6 through 10.10, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

22.4 Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5 Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

22.6 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and electronic signatures with respect to this Agreement and all documents relating thereto (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Notes) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

22.7 Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Guaranty Agreement the Notes or any other document executed in connection herewith or therewith.

[Remainder of page left intentionally blank. Next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

WOODWARD, INC.

By /s/ Peter Brusate_____________

Name: Peter Brusate

Title: Senior Vice President, Finance

This Agreement is hereby

accepted and agreed to as

of the date thereof.

BRIGHTHOUSE LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

By: /s/ Thomas Ho________________

Name: Thomas Ho

Title: Authorized Signatory

METROPOLITAN LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

By: /s/ Thomas Ho________________

Name: Thomas Ho

Title: Authorized Signatory

2

This Agreement is hereby

accepted and agreed to as

of the date thereof.

NEW YORK LIFE INSURANCE COMPANY

By: NYL Investors LLC, its Investment Manager

By: /s/ Andrew Donner ________________

Name: Andrew Donner

Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: NYL Investors LLC, its Investment Manager

By: /s/ Andrew Donner ________________

Name: Andrew Donner

Title: Managing Director

3

This Agreement is hereby

accepted and agreed to as

of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By: /s/ Brian P. McDonald________________

Name: Brian P. McDonald

Title: Managing Director

4

This Agreement is hereby

accepted and agreed to as

of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Yuxi Jiang ________________

Name: Yuxi Jiang

Title: Director

ASCOT BERMUDA LIMITED,

an insurance company organized under the laws of Bermuda

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment adviser

By: /s/ Yuxi Jiang ________________

Name: Yuxi Jiang

Title: Director

5

This Agreement is hereby

accepted and agreed to as

of the date thereof.

SUN LIFE HONG KONG LIMITED

By: /s/ Shiuan Ting van Vuuren ________________

Name: Shiuan Ting van Vuuren

Title: Senior Managing Director, Chief Investment Officer, HK & HNW

6

This Agreement is hereby

accepted and agreed to as

of the date thereof.

CSAA INSURANCE EXCHANGE

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

7

This Agreement is hereby

accepted and agreed to as

of the date thereof.

AXIS SPECIALTY INSURANCE LIMITED

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

8

This Agreement is hereby

accepted and agreed to as

of the date thereof.

ENDURANCE ASSURANCE CORPORATION

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

9

This Agreement is hereby

accepted and agreed to as

of the date thereof.

ASCOT BERMUDA LIMITED

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

10

This Agreement is hereby

accepted and agreed to as

of the date thereof.

NDG I, LLC

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

11

This Agreement is hereby

accepted and agreed to as

of the date thereof.

HAMILTON SELECT INSURANCE INC.

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

12

This Agreement is hereby

accepted and agreed to as

of the date thereof.

STATE COMPENSATION INSURANCE FUND

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

13

This Agreement is hereby

accepted and agreed to as

of the date thereof.

BROTHERHOOD MUTUAL INSURANCE COMPANY

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

14

This Agreement is hereby

accepted and agreed to as

of the date thereof.

EVEREN INVESTMENT LTD.

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

15

This Agreement is hereby

accepted and agreed to as

of the date thereof.

BUILDERS INSURANCE (AN ASSOCIATION CAPTIVE COMPANY)

By: Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By: /s/ Caroline Austin ________________

Name: Caroline Austin

Title: Senior Director, Private Fixed Income

By: /s/ Justina Wong ________________

Name: Justina Wong

Title: Senior Director, Private Fixed Income

16

This Agreement is hereby

accepted and agreed to as

of the date thereof.

ARCH INSURANCE COMPANY

By: /s/ Diana Darrell ________________

Name: Diana Darrell

Title: Managing Director, Sr. PM and Head of Corporate Credit

By: Arch Investment Management Ltd., on behalf of Arch Insurance Company, solely as investment manager and not in its individual capacity.

17

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By: Voya Investment Management LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

COMPSOURCE MUTUAL INSURANCE COMPANY

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

BRIGHTHOUSE LIFE INSURANCE COMPANY

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

STARR INDEMNITY & LIABILITY COMPANY

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

18

STARR SURPLUS LINES INSURANCE COMPANY

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

STANDARD INSURANCE COMPANY

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

STATE COMPENSATION INSURANCE FUND

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown ________________

Name: Scott Brown

Title: Senior Vice President

19

This Agreement is hereby

accepted and agreed to as

of the date thereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By: /s/ William Harker ________________

Name: William Harker

Title: Associate

JNL FBO JHUSA TRUST

By: PPM America Inc., its investment adviser

By: /s/ William Harker ________________

Name: William Harker

Title: Associate

HICKORY BROOKE REINSURANCE COMPANY

By: PPM America Inc., as attorney in fact

By: /s/ William Harker ________________

Name: William Harker

Title: Associate

20

This Agreement is hereby

accepted and agreed to as

of the date thereof.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Monica Heyl ________________

Name: Monica Heyl

Title: Investment Officer

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By: /s/ Monica Heyl ________________

Name: Monica Heyl

Title: Investment Officer

21

This Agreement is hereby

accepted and agreed to as

of the date thereof.

HARTFORD ACCIDENT AND INDEMNITY COMPANY

HARTFORD FIRE INSURANCE COMPANY

By: Hartford Investment Management Company, their investment manager

By: /s/ Kristin Kapur ________________

Name: Kristin Kapur

Title: Senior Director

22

This Agreement is hereby

accepted and agreed to as

of the date thereof.

PRINCIPAL LIFE INSURANCE COMPANY

By: Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By: /s/ Colin Pennycooke ________________

Name: Colin Pennycooke

Title: Assistant General Counsel

By: /s/ Charles Schneider ________________

Name: Charles Schneider

Title: Assistant General Counsel

PRINCIPAL LIFE INSURANCE COMPANY

Funds Withheld Account for Principal Financial Services (Bermuda) LTD

By: Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By: /s/ Colin Pennycooke ________________

Name: Colin Pennycooke

Title: Assistant General Counsel

By: /s/ Charles Schneider ________________

Name: Charles Schneider

Title: Assistant General Counsel

PRINCIPAL LIFE INSURANCE COMPANY –

PRINCIPAL PFG LDI SEPARATE ACCOUNT

By: Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By: /s/ Colin Pennycooke ________________

Name: Colin Pennycooke

Title: Assistant General Counsel

By: /s/ Charles Schneider ________________

Name: Charles Schneider

Title: Assistant General Counsel

23

This Agreement is hereby

accepted and agreed to as

of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC as Investment Adviser

By: /s/ Benjamin Jones ________________

Name: Benjamin Jones

Title: Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY

By: Brighthouse Services, LLC, as adviser

By: Barings LLC, as Investment Adviser

By: /s/ Benjamin Jones ________________

Name: Benjamin Jones

Title: Managing Director

THE COMMERCE INSURANCE COMPANY

By: Barings LLC, as Investment Adviser

By: /s/ Benjamin Jones ________________

Name: Benjamin Jones

Title: Managing Director

CIRATION INSURANCE CO.

By: Barings LLC, as Investment Adviser

By: /s/ Benjamin Jones ________________

Name: Benjamin Jones

Title: Managing Director

COMMERCE WEST INSURANCE CO.

By: Barings LLC, as Investment Adviser

By: /s/ Benjamin Jones ________________

24

Name: Benjamin Jones

Title: Managing Director

AMERICAN COMMERCE INSURANCE CO.

By: Barings LLC, as Investment Adviser

By: /s/ Benjamin Jones ________________

Name: Benjamin Jones

Title: Managing Director

25

This Agreement is hereby

accepted and agreed to as

of the date thereof.

MODERN WOODMEN OF AMERICA

By: /s/ Christopher M. Cramer ________________

Name: Christopher M. Cramer

Title: Director of Investments

By: /s/ Aaron R. Birkland ________________

Name: Aaron R. Birkland

Title: Sr. Portfolio Manager, Private Placements

26

This Agreement is hereby

accepted and agreed to as

of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

By: /s/ Martin Rosacker ________________

Name: Martin Rosacker

Title: Senior Managing Director

27

This Agreement is hereby

accepted and agreed to as

of the date thereof.

STATE FARM LIFE INSURANCE COMPANY

By: /s/ Rebekah L. Holt ________________

Name: Rebekah L. Holt

Title: Investment Professional

By: /s/ Michelle K. Marsh ________________

Name: Michelle K. Marsh

Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By: /s/ Rebekah L. Holt ________________

Name: Rebekah L. Holt

Title: Investment Professional

By: /s/ Michelle K. Marsh ________________

Name: Michelle K. Marsh

Title: Investment Professional

28

This Agreement is hereby

accepted and agreed to as

of the date thereof.

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (authorized agent)

By: /s/ Jason M. Smith ________________

Name: Jason M. Smith

Title: Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (authorized agent)

By: /s/ Jason M. Smith ________________

Name: Jason M. Smith

Title: Managing Director

29

This Agreement is hereby

accepted and agreed to as

of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: /s/ Sasha A Muir Kamper ________________

Name: Sasha A Muir Kamper

Title: Director Corporate Credit

30

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Attached.

Schedule A-1

[***]

2

SCHEDULE B

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2016 Cross-Border Note Purchase Agreement” means that certain Note Purchase Agreement, dated September 23, 2016, by and among the Company, Woodward International Holding B.V. and the purchasers listed in Schedule A attached thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of May 31, 2018, as further amended by that certain Amendment No. 2 to Note Purchase Agreement, dated as of February 7, 2020, as further amended by that certain Amendment No. 3 to Note Purchase Agreement, dated as of June 14, 2023, as further amended by that certain Amendment No. 4 to Note Purchase Agreement, dated as of October 23, 2025 and as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“2016 Note Purchase Agreement” means that certain Note Purchase Agreement, dated September 23, 2016, by and among the Company and the purchasers listed in Schedule A attached thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of May 31, 2018, as further amended by Amendment No. 2 to Note Purchase Agreement, dated as of February 7, 2020, as further amended by Amendment No. 3 to Note Purchase Agreement, dated as of October 23, 2025, and as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“2016 Senior Notes” means the Series M Senior Notes due September 23, 2026 in an aggregate principal amount of €40,000,000, as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the 2016 Note Purchase Agreement.

“2018 Note Purchase Agreement” means that certain Note Purchase Agreement, dated May 31, 2018, by and among the Company and the purchasers listed in Schedule A attached thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of February 7, 2020, as further amended by that certain Amendment No. 2 to Note Purchase Agreement, dated as of October 23, 2025 and as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“2018 Senior Notes” means, collectively, (i) the Series Q Senior Notes due May 30, 2027 in an aggregate principal amount of $85,000,000, (ii) the Series R Senior Notes due May 30, 2029 in an aggregate principal amount of $75,000,000, (iii) the Series S Senior Notes due May 30, 2030 in an aggregate principal amount of $75,000,000 and (iv) the Series T Senior Notes due May 30, 2033 in an aggregate principal amount of $80,000,000, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the 2018 Note Purchase Agreement.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (other than transactions involving solely the Company and its Subsidiaries) (a) acquires all or substantially all

Schedule B-1

of the assets of any firm, corporation, limited liability company or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of an entity which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include (a) any Person beneficially owning or holding, directly or indirectly, (i) 10% or more of any class of voting interests of the Company or any Subsidiary or (ii) non-voting equity interests of the Company or any Subsidiary if such Person’s non-voting equity interests in the Company or such Subsidiary comprise at least 10% of Consolidated Net Worth, and (b) any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, (i) 10% or more of any class of voting interests, or (ii) non-voting equity interests if the Company or such Subsidiary’s non-voting equity interests in such Person comprise at least 10% of the stockholders’ equity of such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached hereto.

“Anti-Corruption Laws” is defined in Section 5.16(d).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Major Credit Facility” means a Major Credit Facility in respect of which the Company or any Guarantor is an obligor or otherwise provides a guarantee or other credit support.

“Applicable Rate” means:

(a) with respect to any Series U Note, (i) 6.09% per annum during any fiscal quarter following a fiscal quarter on the last day of which the Leverage Ratio is greater than 3.5 to 1.0 and (ii) 5.34% per annum at all other times,

(b) with respect to any Series V Note, (i) 6.14% per annum during any fiscal quarter following a fiscal quarter on the last day of which the Leverage Ratio is greater than 3.5 to 1.0 and (ii) 5.39% per annum at all other times,

(c) with respect to any Series W Note, (i) 6.39% per annum during any fiscal quarter following a fiscal quarter on the last day of which the Leverage Ratio is greater than 3.5 to 1.0 and (ii) 5.64% per annum at all other times.

“Asset Disposition” means any Transfer except:

Schedule B-2

(a) any Transfer that is:

(i) from a Subsidiary to the Company or another Subsidiary, and

(ii) from the Company to a Subsidiary,

in each case so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

(b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete, damaged, or worn-out; and

(c) any Transfer made pursuant to a Permitted Receivables Securitization permitted pursuant to Section 10.11.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Chicago, Illinois are required or authorized to be closed.

“Called Principal” is defined in Section 8.8.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) evidencing ownership thereof, (c) in the case of a limited liability company, membership interests, (d) in the case of a partnership, partnership interests (whether general or limited) and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that “Capital Stock” shall not include any debt securities convertible into equity securities prior to such conversion.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America and backed by the full faith and credit of the United States government; (b) domestic and Eurocurrency certificates of deposit and

Schedule B-3

time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (c) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s); and (d) commercial paper of United States of America and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by S&P, P-2 (or better) by Moody’s, or F-2 (or better) by Fitch; provided that the maturities of such Cash Equivalents (other than as described in clause (c) above) shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

“Change of Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date hereof) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s voting stock.

“Closing” is defined in Section 3.1.

“Closing Guarantors” is defined in Section 2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated Net Worth” means the stockholders’ equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Net Debt” means, as of any date of determination, the excess, if any, of (a) the aggregate principal amount of the types of Indebtedness described in clauses (a), (b), (d), (e) and (g) of the definition of “Indebtedness” of the Company and its Subsidiaries and, without duplication, Contingent Obligations of the Company and its Subsidiaries in respect of such Indebtedness of other Persons over (b) the Unrestricted Domestic Cash Amount as of such date.

“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, providing for the guaranty of, or having the same economic effect as providing a guaranty of, any Indebtedness of another or other obligation or liability of another,

Schedule B-4

including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported in the case of known or recurring obligations and, in all other cases, the maximum reasonably anticipated liability in respect of the portion of the obligation so guarantied or otherwise supported; provided that Contingent Obligations shall not include endorsements for collection in the ordinary course of business.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Event” means:

(a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,

(b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control, or

(c) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date hereof) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change of Control.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debt Prepayment Application” means, with respect to any Transfer of property, the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Indebtedness (other than (a) Indebtedness owing to the Company,

Schedule B-5

any of the Company’s Subsidiaries or any Affiliate of the Company and (b) Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Indebtedness), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.4, in a principal amount which equals the Ratable Portion of such Note in respect of such Transfer. If any holder of a Note rejects such offer of prepayment, then, for purposes of the preceding sentence only, the Company and the applicable Subsidiary nevertheless will be deemed to have paid Senior Indebtedness in an amount equal to the Ratable Portion of the holder of such Note in respect of such Transfer.

“Debt Prepayment Transfer” is defined in Section 8.4(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (a) 2.00% per annum above the Applicable Rate with respect to such Note or (b) 2.00% per annum over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.8.

“Disposition Value” means, at any time, with respect to any property

(a) in the case of property that does not constitute Subsidiary Equity Interests, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b) in the case of property that constitutes Subsidiary Equity Interests, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such equity interests as is equal to the percentage that the book value of such Subsidiary Equity Interests represents of the book value of all of the outstanding equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the maturity date of the Series of Notes with the latest maturity.

Schedule B-6

“Dollars” or “$” means the lawful money of the United States of America.

“EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Net Income, plus (b) Interest Expense to the extent deducted in computing Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (d) depreciation expense to the extent deducted in computing Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (f) any unusual non-cash charges to the extent deducted in computing Net Income, plus (g) non-cash stock based compensation paid during such period to the extent deducted in computing Net Income, plus (h) up to $5,000,000 per fiscal year in transaction fees, costs and expenses incurred in connection with the consummation of any acquisition permitted hereunder (or any such acquisition proposed and not consummated) (this language regarding the $5,000,000 amount being required to align this Agreement with the language of the 2016 Note Purchase Agreement and the 2018 Note Purchase Agreement); provided, that any such fees, costs or expenses are paid within six (6) months after the date incurred, plus (i) transaction fees, costs and expenses incurred in connection with the consummation of any acquisition permitted hereunder (or any such acquisition proposed and not consummated); provided, that any such fees, costs or expenses are paid within six (6) months after the date the related acquisition is consummated or abandoned, plus, (j) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions and similar initiatives, integration, transition, and other restructuring costs, charges, accruals, reserves and expenses (including costs related to the closure or consolidation of facilities and curtailments, consulting and other professional fees, signing costs, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments and modifications to, or losses on settlement of, pension and post-retirement employee benefit plans); provided that the aggregate amount included in EBITDA pursuant to this clause (j) of this definition of “EBITDA” for the cash portion of any such costs, charges, accruals, reserves or expenses during any period shall not exceed (i) prior to the EBITDA Trigger Date, 10% of EBITDA and (ii) on and after the EBITDA Trigger Date, 20% of EBITDA, in each case, in the aggregate for any Last Twelve-Month Period (calculated prior to giving effect to any adjustment pursuant to this clause (j)) plus (k) any costs, charges, accruals, reserves or expenses attributable to or associated with any restructuring, severance and/or reorganizational costs and expenses (including any such restructuring charges related to Acquisitions and other similar Investments permitted hereunder), minus (l) any unusual non-cash gains to the extent added in computing Net Income; (provided, further, clauses (h), (i), (j) and (k) of this definition of “EBITDA” shall be effective only to the extent that the holders shall have received reasonably satisfactory evidence that (A) each such clause is included in the definition of “EBITDA” set forth in the 2016 Note Agreement and the 2018 Note Purchase Agreement (it being acknowledged that, as of the date of the Closing, such clauses (h) and (j)(i) are so included in the 2016 Note Purchase Agreement and the 2018 Note Purchase Agreement and such clauses (i), (j)(ii) and (k) are not so included) or (B) the 2016 Note Purchase Agreement and the 2018 Note Purchase Agreement have been terminated and all of the 2016 Senior Notes and the 2018 Senior Notes have been paid in full (the “EBITDA Trigger Date”)). EBITDA shall be calculated on a pro forma basis giving effect to Acquisitions and Asset Dispositions on a last twelve (12) months’ basis using, for any such Acquisition, historical financial statements containing reasonable adjustments satisfactory to the Required Holders, broken down by fiscal quarter in the Company’s reasonable judgment; provided,

Schedule B-7

however, the Company may elect not to calculate EBITDA on such pro forma basis to the extent that GAAP does not require any such Acquisition or Asset Sale to be reflected in the Company’s financial statements on a pro forma basis.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fitch” means Fitch, Inc., together with its successors and assigns.

“Foreign Borrowing” is defined in Section 9.8(a).

“Foreign Subsidiary” means any Subsidiary of the Company which is not organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Form 10-K” is defined in Section 7.1(b).

Schedule B-8

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any foreign government-owned or controlled entity, political party, any official of a political party, candidate for political office, official of any foreign government, public international organization or anyone else acting in an official capacity for a foreign government.

“Guarantor” and “Guarantors” are defined in Section 2.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

Schedule B-9

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” is defined in Section 2.

“Guaranty Supplement” is defined in Section 9.8(a).

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Arrangements” means agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedging Arrangements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Arrangements.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” of a Person means, without duplication, such Person’s:

(a) obligations for borrowed money, including, without limitation, subordinated indebtedness,

(b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and other than earn-outs or other similar forms of contingent purchase prices),

Schedule B-10

(c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person,

(d) obligations which are evidenced by notes, acceptances, or other instruments,

(e) Capital Lease Obligations,

(f) Contingent Obligations with respect to the Indebtedness of other Persons,

(g) obligations with respect to letters of credit,

(h) Off-Balance Sheet Liabilities,

(i) Receivables Facility Attributed Indebtedness,

(j) Disqualified Stock, and

(k) net Hedging Obligations, calculated on a marked-to-market basis.

The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the Fair Market Value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” is defined in Section 9.9.

“Interest Expense” means, without duplication, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capital Leases, commitment, facility and letter of credit fees, Off-Balance Sheet Liabilities and net payments or receipts (if any) pursuant to Hedging Arrangements relating to interest rate protection), all as determined in conformity with GAAP.

“Last Twelve-Month Period” means, with respect to any fiscal quarter, the four-fiscal quarter period ending on the last day of such fiscal quarter.

Schedule B-11

“Leverage Ratio” is defined in Section 10.8.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Major Credit Facility” means (a) the Revolving Facility, (b) Term Loan Facility (c) the 2016 Cross-Border Note Purchase Agreement, (d) the 2016 Note Purchase Agreement, (e) the 2018 Note Purchase Agreement and (f) any other credit, loan or borrowing facility or note purchase agreement by the Company or any Subsidiary providing, in each case, for the incurrence of Senior Indebtedness in a principal amount equal to or greater than $75,000,000, in each case under clauses (a) through (f) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition Amount” means an amount equal to the greater of (a) $50,000,000 and (b) the applicable dollar threshold amount for certain permitted acquisitions necessary to increase the leverage ratio applicable to the Company as set forth in the definition of “Leverage Ratio Increase Requirements” in the Revolving Facility or Term Loan Facility, as applicable.

“Material Acquisition Period” means each period of four (4) consecutive fiscal quarters of the Company commencing with the fiscal quarter in which one or more of the Company and any Subsidiary has consummated (a) one or more Acquisitions of equity interests in entities that become Subsidiaries upon such Acquisition or (b) one or more acquisitions from an entity of a business or a brand, if the consideration paid for such Acquisitions under clause (a) and/or (b) (including, without limitation, Indebtedness of the new Subsidiary and, without duplication, any Indebtedness of such entity that is assumed by any one or more of the Company and its Subsidiaries), taken together with the aggregate consideration (including assumed Indebtedness as aforesaid) paid for all other such Acquisitions consummated during the immediately preceding three (3) fiscal quarters of the Company, is equal to or greater than the Material Acquisition Amount; provided that a new Material Acquisition Period may not be commenced until such time as at least two (2) complete consecutive fiscal quarters have elapsed since the expiration of the last previous Material Acquisition Period.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Guarantor to perform its respective obligations under the Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes or the Guaranty Agreement.

Schedule B-12

“Material Covenant” means any covenant or similar term contained in any evidence of any Indebtedness in respect of or that contains provisions that are the same as or similar to (or address the same topic as) the covenants set forth in Sections 10.2, 10.3, 10.6, 10.7, 10.8, 10.9 or 10.10 or any other financial covenant contained in such Indebtedness.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors and assigns.

“MPC Products” means MPC Products Corporation, an Illinois corporation.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Income” means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Net Indebtedness” means, as of any date of determination, the excess, if any, of (a) Indebtedness of the Company and its consolidated Subsidiaries as of such date over (b) the Unrestricted Domestic Cash Amount as of such date.

“Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b) all taxes actually paid on account of such Transfer and all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

Schedule B-13

“OFAC Sanctions Program” means any economic or trade sanction program that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Liabilities” of a Person means (a) any Receivables Facility Attributed Indebtedness and repurchase obligations or liabilities of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries, (b) any liabilities of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create liabilities on the consolidated balance sheet of such Person, (c) any liabilities of such Person or any of its Subsidiaries under any financing lease or Synthetic Lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which, in the case of the foregoing clauses (a) through (d), does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Officer’s Certificate” means (a) with respect to the Company, a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate and (b) with respect to any Guarantor, a certificate of any officer of such Guarantor whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” means the following:

(a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b) any attachment or judgment Lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay;

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;

(d) Liens (other than any Lien imposed by ERISA) incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property which are not incurred or made in connection with the incurrence of Indebtedness and which do not, individually or in the aggregate, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

(e) leases or subleases granted to others, easements, encroachments, rights-of-way, licenses, reservations, covenants, utility easements, building restrictions, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, and

Schedule B-14

which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

(f) minor survey exceptions and similar Liens, provided that such Liens do not, in the aggregate, materially detract from the value of such property in the operation of the business of the Company and its Subsidiaries;

(g) Liens on property or assets of the Company or any Subsidiary securing Indebtedness owing to the Company or another Subsidiary;

(h) Liens existing on the date of this Agreement and reflected in Schedule 10.6;

(i) any Liens existing on the property of a Person at the time such Person is merged into or consolidated with the Company or a Subsidiary or its becoming a Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety to the Company or a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (w) such Liens were not incurred, extended or renewed in contemplation of such merger, consolidation or acquisition of property, (x) each such Lien shall attach solely to the assets so acquired or purchased, (y) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted by the terms of this Agreement, and (z) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed 100% of the Fair Market Value of the related property;

(j) Liens incurred after the date of this Agreement on any property acquired, improved or constructed by the Company or a Subsidiary and created contemporaneously with or within one hundred eighty (180) days of such acquisition, improvement or construction which secure all or any part of the purchase price or cost of construction or improvement of such property, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (ii) the aggregate principal amount of Indebtedness secured by such Lien and all other Indebtedness secured by any other Lien on such property or such improvement does not exceed in the aggregate 100% of the lesser of (y) the cost of such property or improvement or (z) the Fair Market Value thereof at the time of incurrence, and (iii) all such Indebtedness is otherwise permitted by the terms of this Agreement;

(k) Liens incurred pursuant to a Permitted Receivables Securitization program, provided that such Permitted Receivables Securitization program is permitted pursuant to Section 10.11;

Schedule B-15

(l) Liens (i) in favor of the holders of the Notes (or in favor of a collateral agent reasonably satisfactory to the Required Holders) created to secure the Indebtedness evidenced by this Agreement and the Notes pursuant to Section 9.8(d) and (ii) granted to secure the Indebtedness evidenced by any Major Credit Facility, in each case under clauses (i) and (ii) in compliance with Section 9.9; and

(m) any Lien renewing, extending or refunding any Lien permitted by clauses (h), (i) or (j) of this definition, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

“Permitted Receivables Securitization” means a financing program providing for the sale or transfer of accounts receivable (and related assets) by the Company and its Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes), to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a limited recourse basis as to the Company and its Subsidiaries (not inconsistent with treatment as a sale for GAAP purposes).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Presentation” is defined in Section 5.3.

“Priority Debt” means (a) all unsecured Indebtedness of any Subsidiary other than Indebtedness permitted by clauses (a) through (f), inclusive, of Section 10.10, and (b) Indebtedness of the Company or any Subsidiary secured by Liens other than Permitted Liens.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of property of a similar nature (excluding, for the avoidance of doubt, cash and Cash Equivalents), and of at least equivalent Fair Market Value to the property so Transferred, to be used in the ordinary course of business of such Person.

“Proposed Prepayment Date” is defined in Section 8.3(b).

“PTE” is defined in Section 6.3(a).

Schedule B-16

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of:

(a) the Net Proceeds Amount being offered to be applied to the payment of Senior Indebtedness, multiplied by

(b) a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness at the time of such Transfer determined on a consolidated basis in accordance with GAAP.

“Receivable(s)” means and includes all of the Company’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or such Subsidiary to payment for goods sold or leased or for services rendered in the ordinary course of the Company’s or such Subsidiary’s business (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Reinvestment Yield” is defined in Section 8.8.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.8.

“Remaining Scheduled Payments” is defined in Section 8.8.

“Reported” is defined in Section 8.8.

“Required Holders” means, at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of greater than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

Schedule B-17

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Revolving Facility” means that certain Third Amended and Restated Credit Agreement, dated as of May 28, 2026, by and among the Company, as a borrower, certain foreign subsidiary borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent for itself and the other lenders, as such agreement may be amended, restated, supplemented, modified, refinanced, extended or replaced.

“S&P” means S&P Global Ratings, together with its successors and assigns.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Amended and Restated Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of July 10, 2013, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders under the Revolving Facility and Term Loan Facility, the holders of the notes issued pursuant to the 2016 Note Purchase Agreement, the holders of the notes issued pursuant to the 2016 Cross-Border Note Purchase Agreement, the holders of the notes issued pursuant to the 2018 Note Purchase Agreement, and each new creditor from time to time party thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“Securities” or “Security” shall have the meaning specified in Section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Assets” means all accounts receivable, general intangibles, instruments, documents, chattel paper and investment property (whether now existing or arising in the future) of the Company or any of its Subsidiaries which are sold or transferred pursuant to a Permitted Receivables Securitization, and any assets related thereto, including without limitation (a) all such assets constituting collateral given by any of the foregoing, (b) all such assets constituting contracts and all guaranties (but not by the Company or any of its Subsidiaries) or other obligations directly related to any of the foregoing, (c) other related assets set forth in the Securitization Documents, and (d) proceeds of all of the foregoing.

“Securitization Documents” means all documentation relating to any Permitted Receivables Securitization.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means all Indebtedness evidenced by the Notes and all other Indebtedness of the Company or its Subsidiaries for money borrowed ranking pari passu or senior in right of payment with the Indebtedness evidenced by the Notes and the Guaranty Agreement.

Schedule B-18

“Series” means any Series of Notes issued under this Agreement.

“Series U Notes” is defined in Section 1.

“Series V Notes” is defined in Section 1.

“Series W Notes” is defined in Section 1.

“Settlement Date” is defined in Section 8.8.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date hereof) of the Company.

“Source” is defined in Section 6.3.

“Static GAAP” is defined in Section 22.3(b).

“Subsequent Changes” is defined in Section 22.3(b).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Equity Interests” means, with respect to any Person, the Capital Stock (or any options or warrants to purchase capital stock or similar equity interests or other Securities exchangeable for or convertible into Capital Stock) of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Term Loan Facility” means the Term Loan Credit Agreement, dated as of May 28, 2026, by and among the Company, as a borrower, the institutions from time to time parties thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent for itself and the other lenders, as such agreement may be amended, restated, supplemented, modified, refinanced, extended or replaced.

Schedule B-19

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Equity Interests. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount; in any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to such separate Transfers to each such separate Transfer on a proportionate basis.

“Transfer Prepayment Date” is defined in Section 8.4(a).

“Transfer Prepayment Offer” is defined in Section 8.4(a).

“Undisclosed Affiliate” means, at any time and with respect to the Company, any Person (a) that beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or (b) that is an Affiliate of any such Person; provided that, at such time, (i) in the case of clause (a), such Person shall not have given written notice to the Company of its 10% or greater holding in the Company and, in the case of clause (b), such Affiliate of such Person shall not have given the Company written notice of its affiliation to the Company and (ii) the Company shall not otherwise have knowledge of such holding or affiliation to the Company.

“Unrestricted Domestic Cash Amount” means, as of any date of determination, that portion of the Company’s and its consolidated Subsidiaries’ aggregate cash and Cash Equivalents in excess of $10,000,000 that is (a) on deposit with one or more lenders under any Major Credit Facility in the United States of America and (b) not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than (x) common law rights of setoff to the extent such cash and Cash Equivalents are subject to an intercreditor agreement as to the sharing of recoveries and setoffs in form and substance reasonably satisfactory to the Required Holders (it being acknowledged and agreed that, to the extent any cash and Cash Equivalents of the Company or any Subsidiary are subject to the agreements as to the sharing of recoveries and setoffs set forth in the Second Amended and Restated Intercreditor Agreement and the Company or such Subsidiary, each holder and the relevant depository bank are parties thereto, such cash and Cash Equivalents will not be excluded from the Unrestricted Domestic Cash Amount as a result of the existence of such setoff rights) and (y) ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person; provided, however, that notwithstanding the actual amount of the Unrestricted Domestic Cash Amount, no more than $20,000,000 of the Unrestricted Domestic Cash Amount may be deducted in the calculation of Net Indebtedness or Consolidated Total Net Debt.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Schedule B-20

Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

“Woodward HRT” means Woodward HRT, Inc., a Delaware corporation.

Schedule B-21

SCHEDULE 5.3

DISCLOSURE MATERIALS

None.

Schedule 5.3-1

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)	Guarantor
Techni-Core, Inc.	Delaware, USA	8,000 Shares Common Stock	Woodward, Inc. – 100% of Common Stock	No
MPC Products Corporation (operating under the assumed corporate name of Woodward MPC, Inc.)	Illinois, USA	106,100 Shares Voting Preferred Stock 2,000 Shares Non- Voting Common Stock	Techni-Core, Inc. – 100% of Preferred Stock Woodward, Inc. – 85% of Common Stock Techni-Core, Inc. – 15% of Common Stock	Yes
Woodward FST, Inc.	Delaware, USA	1 Share Capital Stock	Woodward, Inc. – 100%	No
Woodward Controls, LLC	Delaware, USA	2,000 Shares Common Stock	Woodward, Inc. – 100%	No
Woodward International, Inc	Delaware, USA	1,000 Shares Capital Stock	Woodward, Inc. – 100%	No
Woodward HRT, Inc.	Delaware, USA	1,000 Shares Common Stock	Woodward, Inc. – 100%	Yes
N1870G Leasing, LLC	Delaware, USA	100% ownership	Woodward, Inc. – 100%	No
Woodward Aken GmbH	Aken, Germany	2 Shares	Woodward, Inc. - 10.1% Woodward German Holding GmbH & Co. KG - 89.9%	No
Woodward Swiss Holding GmbH	Lucerne, Switzerland	CHF 1,000,000 paid in capital	Woodward International Holding B.V. - 100%	No
Woodward India Private Limited	New Delhi, India	1,563,460 Shares Common Stock	Woodward, Inc. - 74% Woodward Energy Controls	No

Schedule 5.4-1

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)	Guarantor
Singapore PTE LTD - 26%
Woodward Nederland B.V.	Hoofddorp, The Netherlands	2,500 Shares Common Stock	Woodward Nederland Holding B.V. – 100%	No
Woodward Japan LLC	Chiba, Japan	1,500,000 Shares Common Stock	Woodward Nederland Holding B.V. – 100%	No
Woodward Poland Sp. z o.o.	Krakow, Poland	200,000 Shares Common Stock	Woodward Nederland Holding B.V. – 100%	No
Woodward Regulateur (Quebec), Inc.	Quebec, Canada	100 Shares Common Stock	Woodward, Inc. – 100%	No
Woodward Comèrcio de Sistemas de Controle e Proteção Elèctrica Ltda.	Sao Paulo, Brazil	8,199,274 Total Shares Common Stock	Woodward International Holding B.V. - 77.66% Woodward Aken GmbH - 22.34%	No
Woodward GmbH	Stuttgart, Germany	1 Share	Woodward Aken GmbH – 100%	No
Woodward Hong Kong Ltd	Hong Kong, China	1 Share Class A Ordinary Stock; 1 Share Class B Non- Voting Stock, 1 Class C Non-Voting Share	Woodward, Inc. – 66.67% Woodward Controls, Inc. – 33.33%	No
Woodward (Tianjin) Controls Company Ltd.	Tianjin, China	2,100,000 Shares Common Stock	Woodward Hong Kong Ltd. – 100%	No
Woodward Controls (Suzhou) Co., Ltd.	Suzhou, China	1,050,000 USD	Woodward Hong Kong Ltd. – 100%	No

Schedule 5.4-2

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)	Guarantor
Woodward Switzerland GmbH (in liquidation – 07/17/2024)	Zug, Switzerland	100 Registered Shares	Woodward Nederland Holding B.V. – 100%	No
Woodward Bulgaria EOOD	Sofia, Bulgaria	31,050 Registered Shares	Woodward Switzerland GmbH – 100%	No
Woodward Energy Controls Singapore Pte Ltd.	Singapore	9,621,500 Ordinary Shares	Woodward, Inc. – 100%	No
Woodward International Holding B.V.	Hoofddorp, The Netherlands	100 Shares Common Stock	Woodward Financing, LLC – 100%	No
Woodward Nederland Holding B.V.	Hoofddorp, The Netherlands	100 Shares Common Stock	Woodward International Holding, B.V. – 100%	No
Woodward Fuel Systems Holdings, LLC	Delaware, USA	100% Ownership Interest	Woodward, Inc. – 100%	No
Woodward France S.A.S	Toulouse, France	100 Shares	Woodward International Holding B.V. – 100%	No
SuperTurbo Technologies, Inc.	Delaware, USA	14,448,000 Common Stock5,440,000 Preferred Stock	Woodward, Inc. – 1.3%	No
Convergence Fuel Systems, LLC	Delaware, USA	$252,362,786 & $63,090,696 Contributed Capital, respectively.	Woodward, Inc. – 40%, Woodward Fuel Systems Holdings LLC – 10%	No
Woodward Financing, LLC	Delaware, USA	248,307,500 USD common interest 555,004,000 USD preferred interest	Woodward, Inc. - 95% Common Woodward International, Inc. – 5% Common & 100% Preferred	No

Schedule 5.4-3

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)	Guarantor
Woodward (Barbados) Financing, SRL	Barbados	1,000 Common Quotas	WWARD (Asia) Holdings Pte. Ltd. - 100%	No
Woodward (Barbados) Euro Financing, SRL	Barbados	1,000 Common Quotas	Woodward Financing, LLC - 100%	No
Woodward German Holding Management GmbH	Stuttgart, Germany	25,000 Shares	Woodward International Holding B.V. – 100%	No
Woodward German Holding GmbH & Co. KG	Stuttgart, Germany	EUR 1,000 Contributed Capital	Woodward Swiss Holding GmbH – 100% Limited Partner Woodward German Holding Management GmbH – General Partner	No
Woodward L'Orange GmbH	Stuttgart, Germany	5,000,000 DEM	Woodward Aken GmbH – 100%	No
Woodward L'Orange Unterstutzungskasse GmbH	Stuttgart, Germany	EUR 25,564.59	Woodward L'Orange GmbH - 100%	No
L'Orange Fuel Injection Trading (Suzhou) Co., Ltd.	Suzhou, China	700,000 Euro	Woodward L'Orange GmbH - 100%	No
Fluid Mechanics LLC	Delaware, USA	100% Ownership	Woodward, Inc. – 100%	No
Woodward Technology Ventures LLC	Delaware, USA	100% Ownership	Woodward, Inc. – 100%	No
WWARD (Asia) Holdings Pte. Ltd.	Singapore	4 Ordinary Shares	Woodward Financing, LLC – 100%	No
Woodward Inc LLC - Saudi Arabia	Saudi Arabia	1,500 shares	Woodward, Inc. - 100%	No

Schedule 5.4-4

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)	Guarantor
Woodward Control Solutions Pte. Ltd.	Singapore	820,000 Ordinary Shares, denominated in Singapore Dollar (SGD)	WWARD (Asia) Holdings Pte. Ltd. - 100%	No
Woodward Australia Controls Solutions Pty. Ltd.	Australia	680,000 Ordinary Shares @$1 each denominated in Australian Dollars (AUD)	Woodward Control Solutions Pte. Ltd. - 100%	No
Jet Research Development, Inc.	Florida, USA	50 Shares	Woodward, Inc. – 100%	No
PT Woodward Controls Indonesia	Indonesia	1,000 Shares	Woodward Control Solutions Pte. Ltd. – 99.9% WWARD (Asia) Holdings Pte. Ltd. – 0.1%	No
Woodward Canada Inc.	Ontario, Canada	14,500,001 Shares of Common Stock	Woodward, Inc. – 100%	No

Directors and Certain Officers of Woodward Inc.

Charles Blankenship, Jr., Chairman of the Board, Chief Executive Officer
John Cohn, Director
Daniel Korte, Director
Rajeev Bhalla, Director
Eileen Patterson, Director
Gregg Sengstack, Director
David Hess, Director
Mary Petryszyn, Director
Tana Utley, Director
Frederico Fleury Curado, Director
Bill Lacy, Executive Vice President and Chief Financial Officer
John Godsman, Executive Vice President, Strategy & Business Development
Karrie Bem, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Randy Hobbs, Executive Vice President and President, Industrial
Ron Charles, Chief Human Resources Officer
Terry Voskuil, Executive Vice President and Chief Technology Officer, Aerospace Segment
Tom Cromwell, Executive Vice President and Chief Operating Officer
Shawn McLevige, Executive Vice President and President, Aerospace

Schedule 5.4-5

Restrictive Agreements

Third Amended and Restated Credit Agreement, dated May 28, 2026, by and among, Woodward Inc., certain subsidiaries of Woodward Inc., the lenders party thereto from time to time and Wells Fago Bank, N.A., as administrative Agent.

Term Loan Credit Agreement, dated May 28, 2026, by and among, Woodward Inc., the lenders party thereto from time to time and Wells Fago Bank, N.A., as administrative Agent.

Note Purchase Agreement, dated September 23, 2016, by and among Woodward Inc. and the note purchasers party thereto, as amended from time to time.

Note Purchase Agreement, dated September 23, 2016, by and among Woodward Inc., Woodward International Holding B.V. and the note purchasers party thereto, as amended from time to time.

Note Purchase Agreement, dated May 31, 2018, by and among Woodward Inc. and the note purchasers party thereto, as amended from time to time.

Schedule 5.4-6

SCHEDULE 5.5

FINANCIAL STATEMENTS

Woodward, Inc. Condensed Consolidated Statement of Earnings as of June 30, 2026.

Woodward, Inc. Condensed Consolidated Balance Sheets as of June 30, 2026.

Woodward, Inc. Condensed Consolidated Statements of Cash Flows as of June 30, 2026.

Audited Woodward, Inc. consolidated statements of earnings, cash flow and shareholders’ equity for the year ended September 30, 2025.

Schedule 5.5-1

SCHEDULE 5.15

EXISTING INDEBTEDNESS

(a) Outstanding Indebtedness

Miscellaneous amounts outstanding as of June 30, 2026:

Capitalized leases	$2,196,459

Indebtedness outstanding as of June 30, 2026:

Debtor:	Owed to:	Amount Outstanding:	Guaranty:
Woodward, Inc. (Series M Notes)	Purchasers party thereto	€40,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward International Holding B.V. (Series N)	Purchasers party thereto	€77,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward International Holding B.V. (Series O)	Purchasers party thereto	€43,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward, Inc. (Series Q)	Purchasers party thereto	$85,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward, Inc. (Series R)	Purchasers party thereto	$75,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward, Inc. (Series S)	Purchasers party thereto	$75,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward, Inc. (Series T)	Purchasers party thereto	$80,000,000	Woodward FST, Inc. MPC Products Corp. Woodward HRT, Inc.
Woodward (Tianjin) Controls Company LTD	HSBC Bank (China) Company LTD, Tianjin Branch	$30,813	Woodward, Inc.

Schedule 5.15-1

Woodward India Private LTD	Bank of America N.A. New Delhi Branch	$13,595	N/A
Woodward, Inc.	HSBC Bank USA, National Association	$61,302	N/A
Woodward, Inc.	Wells Fargo Bank, National Association	$7,964,063	Woodward HRT, Inc. MPC Products Corp.
Woodward, Inc.	Wells Fargo Bank, National Association	$579,400,000	Woodward HRT, Inc. MPC Products Corp.
Woodward, Inc.	Wells Fargo Bank, National Association	$250,000,000	Woodward HRT, Inc. MPC Products Corp.
Woodward Swiss Holding GmbH	Wells Fargo Bank, National Association	€11,400,000	Woodward L’Orange GmbH

(b) Liens

None.

(c) Agreements Restricting Indebtedness

1. Third Amended and Restated Credit Agreement, dated May 28, 2026, by and among, Woodward Inc., certain subsidiaries of Woodward Inc., the lenders party thereto from time to time and Wells Fago Bank, N.A., as administrative Agent.

2. Term Loan Credit Agreement, dated May 28, 2026, by and among, Woodward Inc., the lenders party thereto from time to time and Wells Fago Bank, N.A., as administrative Agent.

3. Note Purchase Agreement, dated September 23, 2016, by and among Woodward Inc. and the note purchasers party thereto, as amended from time to time.

4. Note Purchase Agreement, dated September 23, 2016, by and among Woodward Inc., Woodward International Holding B.V. and the note purchasers party thereto, as amended from time to time.

5. Note Purchase Agreement, dated May 31, 2018, by and among Woodward Inc. and the note purchasers party thereto, as amended from time to time.

Schedule 5.4-2

SCHEDULE 10.6

EXISTING LIENS

File Type	File Date	File Number	Secured Party	Collateral
Financing Statement	06/21/2004	20041709429	Citibank, N.A.	Purchased Receivables.
Financing Statement	12/16/2010	20104451013	JPMorgan Chase Bank, National Association	Purchased Receivables.
Financing Statement	10/30/2019	20197622959	Konic Minolta Premier Finance	Specific leased equipment.
Financing Statement	11/05/2019	20197784973	MUFG Union Bank, N.A.	Purchased Receivables.
Financing Statement	06/11/2020	20204062883	Citibank, N.A., its branches, subsidiaries and affiliates	Purchased Receivables.
Financing Statement	01/06/2021	20210123811	De Lage Landen Financial Services, Inc.	Specific leased equipment.
Financing Statement	09/08/2021	20217121727	Bank of Montreal	Purchased Receivables.
Financing Statement	12/09/2021	20210017557	Makino Inc.	Specific leased equipment.
Financing Statement	04/13/2022	20223130564	Makino Inc.	Specific leased equipment.
Financing Statement	11/14/2022	20229442005	Makino Inc.	Specific leased equipment.
Financing Statement	03/14/2023	20231940005	McGrath Rentcorp; TRS-Rentelco	Specific leased equipment.
Financing Statement	04/20/2023	20232890738	MUFG Bank (Europe) N.V.	Purchased Receivables.
Financing Statement	08/29/2023	20235903348	Makino Inc.	Specific leased equipment.
Financing Statement	02/07/2024	20240820371	Siemens Financial Services Inc	Specific leased equipment.
Financing Statement	03/08/2024	20241541810	Crown Equipment Corporation	Specific leased equipment.
Financing Statement	04/18/2024	20242579090	Makino Inc.	Specific leased equipment.
Financing Statement	05/10/2024	20243134762	Makino Inc.	Specific leased equipment.
Financing Statement	07/10/2024	20244645287	Makino Inc.	Specific leased equipment.
Financing Statement	07/15/2024	20244780118	Makino Inc.	Specific leased equipment.
Financing Statement	07/16/2024	20244793541	BFG Corporation	Specific leased equipment.
Financing Statement	08/21/2024	20245758220	Siemens Financial Services Inc	Specific leased equipment.
Financing Statement	10/14/2024	20247115437	De Lage Landen Financial Services, Inc.	Specific leased equipment.
Financing Statement	02/25/2025	20251265815	Makino Inc.	Specific leased equipment.
Financing Statement	05/06/2025	20253226815	Makino Inc.	Specific leased equipment.
Financing Statement	06/26/2025	20254593320	PNC Bank, National Association	Specific leased equipment.
Financing Statement	01/27/2026	20260686390	Hartwig, Inc.	Specific leased equipment.
Financing Statement	03/09/2026	20261859897	Makino Inc.	Specific leased equipment.
Financing Statement	04/07/2026	20262736805	Makino Inc.	Specific leased equipment.
Financing Statement	05/29/2026	202664294944	Makino Inc.	Specific leased equipment.

Schedule 10.6-1

Schedule 10.6-2

EXHIBIT 1(a)

[Form of Series U Senior Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW) AND PURSUANT TO (A) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER THE SECURITIES ACT, (B) RULE 144 UNDER THE SECURITIES ACT OR (C) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Woodward, Inc.

Series U Senior Note Due September 30, 2029

No. RU-[_____]	[Date]
$[_______]	PPN: 980745H*7

For Value Received, the undersigned, Woodward, Inc. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS ($[_________]) (or so much thereof as shall not have been prepaid) on September 30, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Applicable Rate (as defined in the Note Purchase Agreement referred to below) with respect to this Note from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March 30 or September 30 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the applicable Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America. In each case, payments on this Note are to be made at the principal office of Wells Fargo Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series U Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 19, 2026 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, and guarantied pursuant to that certain Guaranty Agreement, dated as of September 30, 2026, by MPC

Exhibit 1(a)-1

Products, Woodward HRT and the other Guarantors party thereto, as from time to time amended. Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State

.

WOODWARD, INC.

By:

Name:

Title:

Exhibit 1(a)-2

EXHIBIT 1(b)

[Form of Series V Senior Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW) AND PURSUANT TO (A) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER THE SECURITIES ACT, (B) RULE 144 UNDER THE SECURITIES ACT OR (C) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Woodward, Inc.

Series V Senior Note Due September 30, 2030

No. RV-[_____]	[Date]
$[_______]	PPN: 980745H@5

For Value Received, the undersigned, Woodward, Inc. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS ($[_________]) (or so much thereof as shall not have been prepaid) on September 30, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Applicable Rate (as defined in the Note Purchase Agreement referred to below) with respect to this Note from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March 30 or September 30 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the applicable Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America. In each case, payments on this Note are to be made at the principal office of Wells Fargo Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series V Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 19, 2026 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, and guarantied pursuant to that certain Guaranty Agreement, dated as of September 30, 2026, by MPC

Exhibit 1(b)-1

Products, Woodward HRT and the other Guarantors party thereto, as from time to time amended. Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WOODWARD, INC.

By:

Name:

Title:

Exhibit 1(b)-2

EXHIBIT 1(c)

[Form of Series W Senior Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW) AND PURSUANT TO (A) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER THE SECURITIES ACT, (B) RULE 144 UNDER THE SECURITIES ACT OR (C) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Woodward, Inc.

Series W Senior Note Due September 30, 2033

No. RW-[_____]	[Date]
$[_______]	PPN: 980745H#3

For Value Received, the undersigned, Woodward, Inc. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS ($[_________]) (or so much thereof as shall not have been prepaid) on September 30, 2033 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Applicable Rate (as defined in the Note Purchase Agreement referred to below) with respect to this Note from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March 30 or September 30 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the applicable Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America. In each case, payments on this Note are to be made at the principal office of Wells Fargo Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series W Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 19, 2026 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, and guarantied pursuant to that certain Guaranty Agreement, dated as of September 30, 2026, by MPC

Exhibit 1(c)-1

Products, Woodward HRT and the other Guarantors party thereto, as from time to time amended. Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WOODWARD, INC.

By:

Name:

Title:

Exhibit 1(c)-2

EXHIBIT 2

Form of Guaranty Agreement

See attached.

Execution Version

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement” or this “Guaranty”) dated as of September 30, 2026, is entered into on a joint and several basis by each party listed on the signature pages hereto together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (each such party individually, a “Guarantor” and collectively, the “Guarantors”) in favor of the Noteholders (as defined below). Woodward, Inc., a Delaware corporation (the “Company”), is entering into that certain Note Purchase Agreement dated August 19, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and among the Company and each of the institutional investors named on Schedule A attached to such Note Purchase Agreement (the “Note Purchasers”), providing for, among other things, the issue and sale by the Company to the Note Purchasers of (a) $150,000,000 aggregate principal amount of its Series U Senior Notes due September 30, 2029, (b) $150,000,000 aggregate principal amount of its Series V Senior Notes due September 30, 2030, and (c)

$150,000,000 aggregate principal amount of its Series W Senior Notes due September 30, 2033 (in each case as amended, restated or otherwise modified from time to time, including any notes issued in substitution for any thereof, collectively, the “Notes”). The Note Purchasers together with their respective successors and assigns are collectively referred to herein as the “Noteholders.” Any capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

The Note Purchasers have required as a condition of their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and, in accordance with Section

9.8 of the Note Purchase Agreement, cause each Subsidiary which from time to time becomes obligated as a guarantor or obligor under any Major Credit Facility to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and, in accordance with Section 9.8 of the Note Purchase Agreement, to cause each Subsidiary which from time to time becomes obligated as a guarantor or obligor under any Major Credit Facility to execute a Guaranty Supplement, in each case, in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to enable the Company to have funds available for, among other things, general corporate purposes. Notwithstanding anything contained in Section 9.8(a) of the Note Purchase Agreement to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require (a) any Foreign Subsidiary to become a Guarantor in respect of the Note Purchase Agreement and the Notes to the extent such Foreign Subsidiary’s obligations under all Major Credit Facilities consist solely of Foreign Borrowings or guaranties of a Foreign Borrowing by another Foreign Subsidiary or (b) Woodward FST, Inc. to become a Guarantor in respect of the Note Purchase Agreement and the Notes to the extent (x) it does not guaranty any of the Company’s obligations under any Major Credit Facility (other than the 2016 Note Purchase Agreement, 2016 Cross-Border Note Purchase Agreement or the 2018 Note Purchase Agreement) and (y) its assets or sales do not represent more than 10% of Consolidated Total Assets or consolidated sales of the Company and its Subsidiaries, respectively, with any determination of such Consolidated Total Assets and consolidated sales based upon amounts shown in the Company’s most recently delivered annual consolidated financial statements. Each of the Guarantors is a Wholly-Owned Subsidiary of the Company and acknowledges that it will derive substantial benefit from the purchase of Notes by the Note Purchasers. As consideration therefor and in order to induce the Note Purchasers to purchase Notes, the Guarantors are willing to execute this Agreement.

Accordingly, each Guarantor hereby agrees as follows:

SECTION 1. Guaranty. Each Guarantor unconditionally guaranties to each Noteholder, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety,

(a) the due and punctual payment of (i) the principal of and premium, if any, the Make-Whole Amount, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees (including reasonable attorneys’ fees), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), owed by the Company to the Noteholders under the Note Purchase Agreement and the Notes and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Note Purchase Agreement and the Notes (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively referred to herein as the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension or renewal of any Obligation. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, to the extent permitted by applicable law, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Company or Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any guaranty of senior unsecured Indebtedness or Indebtedness subordinated in right of payment to the Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Obligations, and also waives notice of acceptance of this Guaranty and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each

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Guarantor hereunder shall not be affected by (a) the failure of any Noteholder to assert any claim or demand or to enforce or exercise any right or remedy against the Company, any other Guarantor or any other Person under the provisions of the Note Purchase Agreement, the Notes or otherwise,

(b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, the Note Purchase Agreement, the Notes, any guaranty or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security, if any, held by or on behalf of any Noteholder.

SECTION 3. Security. Each of the Guarantors authorizes each of the Noteholders to (a) take and hold security for the payment of this Guaranty and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors, in each case under clauses (a) and (b), subject to Section 9.8 of the Note Purchase Agreement.

SECTION 4. Guaranty of Payment. Each Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by any Noteholder to the Company, any other Guarantor or any other Person, to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Noteholder in favor of the Company or any other Person.

SECTION 5. No Discharge or Diminishment of Guaranty. Subject to Section 9.8(b) of the Note Purchase Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations or, with respect to any Guarantor, the release of such Guarantor in accordance with Section 12 hereof), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Noteholder to assert any claim or demand or to enforce any remedy under the Note Purchase Agreement, the Notes or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 6. Defenses of Company Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than the final and indefeasible payment in full in cash of the Obligations. The Noteholders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company, any other Guarantor or any other

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Person or exercise any other right or remedy available to them against the Company or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company, any other Guarantor or any other Person, as the case may be, or any security.

SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that any Noteholder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to such Noteholder as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to any Noteholder as provided above, all rights of such Guarantor against the Company arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Company or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Company or any other Guarantor, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Note Purchase Agreement and the Notes.

SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Noteholder will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Note Purchase Agreement are true and correct.

SECTION 10. Termination. This Guaranty (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Obligation, or any part thereof, is rescinded or must otherwise be restored by any Noteholder or any Guarantor upon the bankruptcy or reorganization of the Company, any Guarantor or otherwise; provided however, that this Guaranty shall terminate as to any Guarantor upon satisfaction of the requirements specified in Section 9.8(b) of the Note Purchase Agreement with respect to such Guarantor.

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SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each Noteholder and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof (or of a Guaranty Supplement) has been executed on behalf of such Guarantor and thereafter shall be binding upon such Guarantor and its successors and assigns (provided that no Guarantor shall have the right to assign its obligations under this Agreement without the consent of each holder of a Note and any such attempted assignment shall be void) and shall inure to the benefit of the Noteholders and their respective successors and assigns. Promptly after the execution hereof or of any Guaranty Supplement, the Guarantors shall deliver a copy thereof to each holder of a Note. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 12. Waivers; Amendment.

a. No failure or delay of any Noteholder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of any Noteholder hereunder and under the Note Purchase Agreement and the Notes are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

b. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Required Holders; provided that no such waiver, amendment or modification may, without the written consent of the holder of each Note at the time outstanding, release any Guarantor from this Guaranty (other than in compliance with Section 9.8(b) of the Note Purchase Agreement).

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 18 of the Note Purchase Agreement. All communications and notices

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hereunder to a Guarantor shall be given to it in care of the Company pursuant to the notice details of the Company set forth in Section 18 of the Note Purchase Agreement.

SECTION 15. Survival of Agreement, Severability.

a. All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, the Note Purchase Agreement or the Notes shall be considered to have been relied upon by each Note Purchaser and each other holder of a Note and shall survive the purchase of the Notes and any transfer thereof, including successive transfers, regardless of any investigation made by any Note Purchaser or other holder of a Note or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any other fee or amount payable under this Agreement, the Note Purchase Agreement or any Note is outstanding.

b. In the event any one or more of the provisions contained in this Agreement, the Note Purchase Agreement or the Notes shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. Jurisdiction and Process; Waiver of Jury Trial.

a. Each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that such Guarantor is not subject to the jurisdiction of any such court, any objection that such Guarantor may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

b. Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 17(a) brought in any such court shall be conclusive and binding upon it subject to rights of

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appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

c. Each Guarantor consents to process being served by or on behalf of any Noteholder in any suit, action or proceeding of the nature referred to in Section 17(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at the address specified in Section 14 or at such other address of which such Noteholder shall then have been notified pursuant to such Section. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon such Guarantor in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to such Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

d. Nothing in this Agreement shall affect the right of any Noteholder to serve process in any manner permitted by law, or limit any right that any Noteholder may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

e. The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Note Purchase Agreement, the Notes or any other document executed in connection herewith or therewith.

SECTION 18. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Noteholder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Noteholder to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, the Note Purchase Agreement or the Notes held by such Noteholder, irrespective of whether or not such Noteholder shall have made any demand under this Agreement, the Note Purchase Agreement or the Notes and although such obligations may be unmatured. The rights of each Noteholder under this Section 18 are in addition to other rights and remedies (including other rights of setoff) which such Noteholder may have.

SECTION 19. Additional Guarantors. Pursuant to Section 9.8(a) of the Note Purchase Agreement, certain Subsidiaries of the Company are required to enter into a Guaranty Supplement and become a party to this Agreement. Upon execution and delivery, after the date hereof, by any such Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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[Intentionally Left Blank - Signature Page Follows]

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[Signature page to Guaranty Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MPC PRODUCTS CORPORATION

By: Name:

Title:

WOODWARD HRT, INC.

By: Name:

Title:

Exhibit A-

EXHIBIT A

GUARANTY SUPPLEMENT

To the Noteholders (as defined in the hereinafter defined Guaranty Agreement)

Ladies and Gentlemen:

WHEREAS, to enable Woodward, Inc., a Delaware corporation (the “Company”), and its Subsidiaries to have funds available to, among other things, refinance existing indebtedness and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement dated August 19, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among the Company and each of the institutional investors named on Schedule A attached to such Note Purchase Agreement (the “Note Purchasers”), providing for, among other things, the issue and sale by the Company to the Note Purchasers of (a) $150,000,000 aggregate principal amount of its Series U Senior Notes due September 30, 2029, (b) $150,000,000 aggregate principal amount of its Series V Senior Notes due September 30, 2030, and (c) $150,000,000 aggregate principal amount of its Series W Senior Notes due September 30, 2033 (in each case as amended, restated or otherwise modified from time to time, including any notes issued in substitution for any thereof, collectively, the “Notes”). Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

WHEREAS, as a condition precedent to their purchase of the Notes, the Note Purchasers required that from time to time certain subsidiaries of the Company enter into a Guaranty Agreement dated as of September 30, 2026 in favor of the Noteholders as security for the Notes (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.8(a) of the Note Purchase Agreement, the Company has agreed to cause the undersigned, [ ], a [corporation] organized under the laws of [ ] (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor does hereby become a party to the Guaranty Agreement and desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor is and shall be bound by the terms of the Guaranty Agreement and shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty Agreement.

The undersigned is the duly elected [ ] of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and by such execution the Additional Guarantor shall be deemed to have made in favor of the Noteholders the representations and warranties set forth in Section 9 of the

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Guaranty Agreement. The provisions of Section 17 of the Guaranty Agreement are incorporated herein, mutatis mutandis.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated: , 20 .

[NAME OF ADDITIONAL GUARANTOR]

By: Name:

Title:

EXHIBIT 4.5(a)

Form of Opinion of Special Counsel
for the Company and the Closing Guarantors

See attached.

September 30, 2026	92976.00008

Each of the Purchasers listed on Schedule A hereto (“Purchasers”)

Re: Woodward, Inc. – Private Offering of (i) $150,000,000.00 aggregate principal amount of Woodward’s (as defined below) Series U Senior Notes due September 30, 2029, (ii) $150,000,000.00 aggregate principal amount of Woodward’s Series V Senior Notes due September 30, 2030 and (iii) $150,000,000.00 aggregate principal amount of Woodward’s Series W Senior Notes due September 30, 2033 (collectively, the “Notes”)

Ladies and Gentlemen:

We have acted as counsel to Woodward, Inc., a Delaware corporation (“Woodward”), in connection with the issuance and sale by Woodward of the Notes to you pursuant to the Note Purchase Agreement, dated August 19, 2026 (the “Purchase Agreement”), among Woodward and the Purchasers relating to the issuance and sale to the Purchasers of $450,000,000.00 aggregate principal amount of Woodward’s Notes. We have also acted as counsel to the following subsidiaries of Woodward in connection with the Guaranty Agreement, dated as of the date hereof (the “Guaranty Agreement”), Woodward HRT, Inc., a Delaware corporation (“Woodward HRT” and, together with Woodward, the “Delaware Parties”), and MPC Products Corporation, an Illinois corporation (“MPC Products” and, together with the Woodward HRT, the “Closing Party Guarantors”). The Closing Party Guarantors and Woodward are referred to herein individually as a “Company” and together as the “Companies”. This opinion letter is being furnished pursuant to Section 4.5(a) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i) the Purchase Agreement;

(ii) the Guaranty Agreement;

(iii) the Notes of even date herewith (collectively, the “Notes”) issued pursuant to the Purchase Agreement;

(iv) the certificate of incorporation, and all amendments thereto, of each of the Delaware Parties, certified as of September [__], 2026, by the Secretary of State of the State of Delaware and the bylaws of each of the Delaware Parties, as certified by the Secretary of each of the Delaware Parties as of the date hereof (such documents of each Delaware Party, the “Delaware Charter Documents”);

(v) the certificate of incorporation, and all amendments thereto, of MPC Products, certified as of September [__], 2026, by the Secretary of State of the State of Illinois and the bylaws of MPC Products, as certified by the Secretary of MPC Products as of the date hereof (the “Illinois Charter Documents” and, together with the Delaware Charter Documents, the “Charter Documents”);

(vi) certificates of the Secretary of State of the State of Delaware as to the formation and good standing of each of the Delaware Parties under the laws of the State of Delaware as of September [__], 2026 (collectively, the “Delaware Good Standing Certificates”);

(vii) a certificate of the Secretary of State of the State of Illinois as to the formation and good standing of MPC Products under the laws of the State of Illinois as of

September [__], 2026 (the “Illinois Good Standing Certificate” and, together with the Delaware Good Standings, the “Good Standing Certificates”);

(viii) resolutions adopted by the boards of directors of each Company, certified by the Secretary of each Company, relating to the execution and delivery of, and the performance by each Company of its obligations under, the Transaction Documents (as defined below) to which it is a party; and

(ix) certificates of officers and representatives of each of the Companies certifying the incumbency, authority and true signatures of the officers or representatives of each of the Companies authorized to sign the Transaction Documents (as defined below) to which such Company is a party and the certificates and other documents and instruments being delivered by such Company pursuant to such Transaction Documents and certifying as to other factual matters.

The Purchase Agreement, the Notes and the Guaranty Agreement are referred to herein, individually, as a “Transaction Document” and collectively, as the “Transaction Documents.”

In addition to the foregoing, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

In such examination and in rendering the opinions expressed below, we have assumed: (i) (x) that each of the parties to the Transaction Documents (other than the Companies) is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction, has the power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party and has duly executed and delivered each of the Transaction Documents to which it is a party, and (y) the due authorization, execution and delivery of the Transaction Documents and each other document referred to above by all the parties thereto (other than due authorization, execution and delivery of the Transaction Documents by the Companies); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments reviewed by us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies of original documents, corporate records, certificates and other instruments reviewed by us conform to such original documents, corporate records, certificates and other instruments; (v) the legal capacity and competency of all individuals executing documents; (vi) that (x) the Transaction Documents are the valid and binding obligations of each of the parties thereto (other than the Companies under New York law with respect to the respective Transaction Documents to which each is a party), enforceable against such parties (other than the Companies under New York law) in accordance with their respective terms and have not been amended or terminated orally or in writing, and (y) the status of the Transaction Documents as legally valid and binding obligations of the parties is not affected by any (1) breaches of, or defaults under, agreements or instruments, (2) violations of statutes, rules, regulations or court or governmental orders, or (3) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities; (vii) that there are no agreements or understandings between or among any of the parties to the Transaction Documents or third parties that would expand, modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of each Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof, and that there has not been any change in the good standing status of each Company from that reported in the Good Standing Certificates; (ix) that the Purchasers satisfied all regulatory and legal requirements applicable to their respective activities; (x) that the rights and remedies set forth in the Transaction Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of any Company; and (xi) that the officers, directors and stockholders of each Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of each Company and of public officials and upon the representations, warranties and covenants contained in the Transaction Documents.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1. Each Company is a validly existing corporation in good standing under the laws of the state of such Company’s organization; and each Company has the corporate power and authority to enter into and carry out its obligations under the Transaction Documents to which it is a party.

2. Each Company has taken all necessary corporate action on its part to be taken by it in order to authorize the execution, delivery and performance of the Transaction Documents to which it is a party; and each Company has duly executed and delivered each of the Transaction Documents to which it is a party.

3. The Purchase Agreement constitutes the valid and binding obligation of Woodward, enforceable against Woodward in accordance with its respective terms. The Notes, when duly executed, issued and delivered by Woodward and paid for by the Purchasers, will constitute the valid and binding obligations of Woodward, enforceable against Woodward in accordance with their respective terms. The Guaranty Agreement constitutes the valid and binding obligation of each Closing Party Guarantor, enforceable against such Closing Party Guarantor in accordance with its terms.

4. The execution and delivery of each of the Transaction Documents by each of the Companies that is a party thereto, the issuance, sale and repayment of the Notes pursuant to the Purchase Agreement, the guaranteeing by the Closing Party Guarantors of the Notes and the obligations of Woodward under the Purchase Agreement pursuant to the Guaranty Agreement and the performance of such Company’s payment obligations thereunder do not (a) cause such Company to violate any federal or New York State statute, regulation or rule applicable to such Company that is generally applicable to transactions of the type contemplated by the Transaction Documents, or (b) violate any provision of the Charter Documents of such Company.

5. No registration of the Notes or of the guarantee of the Notes pursuant to the Guaranty Agreement under the Securities Act of 1933, as amended, is required in connection with the offering, sale and delivery of the Notes to the Purchasers, or in connection with the issuance and delivery of the Guaranty Agreement to the Purchasers, under the circumstances contemplated by the Purchase Agreement, and an indenture is not required to be qualified in respect of the Notes under the Trust Indenture Act of 1939, as amended, in each case assuming (a) the accuracy of the Purchasers’ representations and warranties made in the Purchase Agreement, (b) the accuracy of Woodward’s representations and warranties made in the Purchase Agreement regarding the absence of a general solicitation in connection with the offer and sale of such Notes to the Purchasers, and (c) the due performance by the Purchasers of their obligations set forth in the Purchase Agreement.

6. On the date hereof, the sale of the Notes to the Purchasers does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System. For purposes of our opinion on Regulation T of the Board of Governors of the Federal Reserve System, we have assumed, with your permission, that none of the Purchasers is a “creditor,” as defined in Regulation T of the Board of Governors of the Federal Reserve System, and therefore Regulation T of the Board of Governors of the Federal Reserve System is not applicable to the issuance and sale of the Notes to the Purchasers.

7. None of the Companies are, and after giving effect to the application of the proceeds of the Notes for the purposes permitted by the Purchase Agreement, none of the Companies will then be (solely as a result of such application), required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

8. No consent, approval or authorization of, or filing with, any federal or New York State governmental body or authority is required to authorize, or is otherwise required in connection with, the execution and delivery of the Transaction Documents by the Companies which are parties thereto, the issuance, sale and repayment of the Notes pursuant to the Purchase Agreement, the guaranteeing by the Closing Party Guarantors of the Notes and the obligations of Woodward under the Purchase Agreement pursuant to the Guaranty Agreement and the performance of such Company’s payment obligations thereunder, other than such consents, approvals, authorizations and filings that have been obtained.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or state securities laws or, except as expressly set forth in opinion paragraphs 5 and 7, other federal securities laws; (ii) except as expressly set forth in opinion paragraph 6, Federal Reserve Board margin regulations; (iii) pension or employee benefit laws, e.g., ERISA; (iv) federal or state antitrust, trade or unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018; (v) the statutes, ordinances, administrative decisions or rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vi) federal or state environmental laws; (vii) federal or state land use, building codes or subdivision laws or other laws, rules or regulations relating to the construction, installation or operation of any property or assets; (viii) federal or state tax laws; (ix) federal or state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (x) federal patent, copyright or trademark, state trademark or other federal or state intellectual property laws; (xi) federal or state racketeering laws, e.g., RICO; (xii) federal or state health care laws or federal or state safety laws, e.g., OSHA; (xiii) federal or state laws concerning aviation, vessels, railways or other means of transportation; (xiv) federal or state laws concerning public utilities; (xv) federal or state labor or employment laws; (xvi) federal or state laws or policies concerning (A) national or local emergencies (including, without limitation, COVID-19), (B) possible judicial deference to acts of sovereign states including judicial acts, or (C) criminal or civil forfeiture laws; (xvii) federal or state banking or insurance laws; (xviii) export, import or customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, or any federal, state or local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements or policies relating to the same, including, without limitation, Executive Order 13224, effective September 24, 2001; (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes or similar statutes in effect from time to time, or the policies promulgated thereunder or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (xxi) federal or state laws concerning bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (xxii) other federal or state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes) (xxiii) the Federal Assignment of Claims Act of 1940, as amended; or (xxiv) usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York and without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Transaction Documents; or, in the case of each of the foregoing, any rules or regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B. We express no opinion with respect to (i) the truth of the factual representations and warranties contained in any of the Transaction Documents (including the exhibits or schedules to any

Transaction Document) or (ii) any document, instrument or agreement other than the Transaction Documents, regardless of whether such document, instrument or agreement (including Exhibits 4.5(a) and 4.5(b) to the Purchase Agreement) is referred to in the Transaction Documents.

C. We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of any Transaction Document may have on the opinions expressed herein.

D. Our opinions are limited solely to laws and regulations (other than the Excluded Laws) that, in our experience, are normally applicable to transactions in the nature of those contemplated by the Transaction Documents between unregulated parties. We express no opinion as to the effect on our opinions regarding the Transaction Documents arising out of the status or activities of, or laws applicable to, the Purchasers or any other party, if any, to the Transaction Documents (other than the Companies under federal law, New York law, the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof, without regard to any rules or regulations promulgated thereunder or any judicial or administrative interpretation thereof) to the extent set forth in opinion paragraph 1 with respect to the Delaware Parties and in opinion paragraph 2 with respect to the due authorization, execution and performance by the Delaware Parties of the Transaction Documents to which they are a party, and the Illinois Business Corporation Act to the extent set forth in opinion paragraph 1 with respect to MPC Products and in opinion paragraph 2 with respect to the due authorization, execution and performance by MPC Products of the Transaction Documents to which it is a party), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of any of their businesses.

E. With respect to our opinions set forth in opinion paragraph 1, with your permission, we are relying solely and without independent investigation on our review and examination of (i) with respect to the valid existence and good standing of each Company, the Good Standing Certificates, and (ii) with respect to entity power and authority of each Company, the Charter Documents and applicable statutes governing the incorporation of each Company, in the case of the Delaware Parties, as such statutes appear in a standard compilation thereof, without regard to any rules or regulations promulgated thereunder or any judicial or administrative interpretation thereof.

F. In giving our opinion set forth in opinion paragraph 2, with respect to the due execution of the Transaction Documents, we have relied solely upon the incumbency and signature certificates referred to above with respect to the identity and signatures of the signatories.

G. Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions which may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, provisions indemnifying a party against liability for its own wrongful or negligent acts, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

H. No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision contained in the Transaction Documents allowing any party to exercise any remedial rights without notice to the Companies, (ii) any waiver of demand or notice by the Companies, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provision of the Transaction Documents purporting to prohibit, restrict or condition the assignment of any agreement or instrument to the extent the same is rendered ineffective by Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect in a relevant jurisdiction; (iv) any provisions contained in the Transaction

Documents purporting to establish evidentiary standards, (v) any provision of the Transaction Documents purporting to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Transaction Documents, (vi) any provision of the Transaction Documents purporting to entitle any person or entity to specific performance of any provision thereof, (vii) any provision of the Transaction Documents requiring a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (viii) any provision of the Transaction Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Transaction Document; (ix) any provision of the Transaction Documents requiring waivers or amendments to be in writing insofar as such provision suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (x) any provision of the Transaction Documents stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (xi) any liquidated damage or other provision of the Transaction Documents that imposes (or is deemed or construed to impose) a penalty or forfeiture; (xii) any provision of the Transaction Documents appointing one party as an attorney-in-fact for an adverse party; (xiii) any provision of the Transaction Documents purporting to limit the liability of any party thereto to third parties; (xiv) any provision of the Transaction Documents stating that time is of the essence; (xv) any provision of the Transaction Documents that constitutes (or is construed to constitute) an agreement to agree; (xvi) any right of setoff to the extent asserted by a participant in the rights of a Purchaser under the Transaction Documents; or (xvii) any provision of the Transaction Documents insofar as it purports to provide for a waiver of a right of reinstatement.

I. No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or with respect to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under the Transaction Documents, other than (i) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Transaction Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (ii) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Transaction Documents.

J. We express no opinion as to the effect on our opinion expressed in opinion paragraph 6 to the extent that any Note may be deemed to constitute margin stock in the hands of any Purchaser. We further express no opinion in opinion paragraph 6 on the effect of Regulation T of the Board of Governors of the Federal Reserve System on any person other than a Purchaser.

K. We have assumed that no proceeds of the Notes will be used for any purpose which would violate or be inconsistent with terms of the Purchase Agreement.

L. Without limiting the generality of any limitation, assumption, qualification or condition expressed elsewhere herein, we express no opinion on the matters set forth in opinion paragraphs 5 and 6 at any time after the initial issuance and sale of the Notes to the Purchasers on the date hereof, and we expressly disclaim any obligation to update such opinions after the date hereof.

M. We express no opinion with respect to (i) the right, title or interest of any Company in or to any property, or (ii) the creation, perfection or priority of any security interests or liens.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to any law other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York; (ii) to the extent set forth in opinion paragraph 1 with respect to the Delaware Parties and in opinion paragraph 2 with respect to the due authorization, execution and performance by the Delaware Parties of the Transaction Documents to which they are a party, the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof, without regard to any rules or regulations promulgated thereunder or any judicial or administrative interpretation thereof); (iii) to the extent set forth in opinion paragraph 1 with respect to MPC Products and in opinion paragraph 2 with respect to the due authorization, execution and performance by MPC Products of the Transaction Documents to which it is a party, the Illinois Business Corporation Act; and (iv) the federal laws of the United States. We are not engaged in practice in the State of Delaware and, without limitation, we do not express any opinion regarding any Delaware contract law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the law of the State of New York and shall be construed in accordance with the customary practice in New York of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

This opinion letter is solely for the benefit of the addressees in connection with the issuance and sale of the Notes. This opinion letter may not be relied upon by the addressees for any other purpose or delivered to or relied upon by any other person (except as permitted in the immediately succeeding sentence) without our express prior written consent, except that you may furnish a copy of this opinion letter for information (but not reliance): (i) to your independent auditors and your attorneys on the basis that they make no further disclosure, (ii) pursuant to an order or legal process of any court or governmental agency, (iii) to any proposed transferee of the Notes that is an institutional accredited investor, and (iv) to any governmental or regulatory authority having jurisdiction over you which requires you to furnish this opinion letter and to the National Association of Insurance Commissioners. Notwithstanding the restrictions on reliance in the immediately preceding sentence, we hereby consent to reliance on the opinions expressed herein, solely in connection with the Transaction Documents, by any transferee of the Notes that is an institutional accredited investor pursuant to a transfer that is made in accordance with the express provisions of the Purchase Agreement, (each, an “Additional Noteholder”) as if this opinion letter were addressed and delivered to such Additional Noteholder on the date hereof, on the conditions and understanding that (i) any such reliance (A) must be actual and reasonable under the circumstances existing at the time such Additional Noteholder purchases such Notes, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such Additional Noteholder at such time and (B) can occur only after such Additional Noteholder’s consultation concerning this opinion letter with counsel experienced in secured lending matters, (ii) our consent to such reliance shall not constitute a reissuance of this opinion letter or otherwise extend any statute of limitations period applicable hereto on the date of this opinion letter, and (iii) in no event shall any Additional Noteholder have any greater rights with respect hereto than the original addressees of this opinion letter or its transferor, and we have no responsibility or obligation to consider the applicability or correctness of this opinion letter to any person or entity other than its original addressees. This opinion letter is rendered to you as of the date hereof and shall not be deemed to have been reissued by any subsequent delivery of a copy hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

• Very truly yours,

Schedule A

Purchasers

[To come]

EXHIBIT 4.5(b)

Form of Opinion of Special Counsel for the Purchasers

See attached.

September 30, 2026

To each of the Persons listed in Annex 1 hereto

Re: Woodward, Inc.

$150,000,000 Series U Senior Notes due September 30, 2029

$150,000,000 Series V Senior Notes due September 30, 2030

$150,000,000 Series W Senior Notes due September 30, 2033 Ladies and Gentlemen:

We are providing this opinion to each of the Persons named in Annex 1 attached hereto

(collectively, the “Purchasers”) in connection with that certain Note Purchase Agreement, dated August 19, 2026 (the “Note Purchase Agreement”), by and among Woodward, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed in Schedule A attached thereto. The Note Purchase Agreement provides, among other things, for the issuance and sale by the Company, and the purchase by the Purchasers, of (a) an aggregate principal amount of $150,000,000 of the Company’s Series U Senior Notes due September 30, 2029 (the “Series U Notes”), (b) an aggregate principal amount of $150,000,000 of the Company’s Series V Senior Notes due September 30, 2030 (the “Series V Notes”), and (c) an aggregate principal amount of

$150,000,000 of the Company’s Series W Senior Notes due September 30, 2033 (the “Series W Notes” and together with the Series U Notes and the Series V Notes, collectively, the “Notes”).

The obligations of the Company under the Note Purchase Agreement are guaranteed by MPC Products Corporation, an Illinois corporation (“MPC Products”), and Woodward HRT, Inc., a Delaware corporation (“Woodward HRT” and, together with MPC Products, collectively, the “Subsidiary Guarantors”; the Company and the Subsidiary Guarantors, collectively, the “Obligors” and each an “Obligor”), pursuant to a Guaranty Agreement, dated as of the date hereof (the “Guaranty Agreement”).

Capitalized terms used herein and not defined herein have the respective meanings ascribed to them pursuant to the terms of the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon:

Morgan, Lewis & Bockius LLP
One State Street Hartford, CT 06103-3178	+1.860.240.2700
United States	+1.860.240.2701

To each of the Persons listed in Annex 1 hereto September 30, 2026

(1) the representations and warranties of the Obligors and the Purchasers set forth in the Note Purchase Agreement and the Guaranty Agreement, as applicable, and the other documents listed below;

(2) certificates of public officials and of certain officers of the Obligors delivered in connection with the Closing; and

(3) the Offeree Letter (as defined below);

and have assumed, without independent inquiry, the accuracy of those representations, warranties, certificates and the Offeree Letter.

In connection with this opinion, we have examined originals or copies of the following documents:

(i) the Note Purchase Agreement;

(ii) the Guaranty Agreement;

(iii) the Series U Notes, each dated the date hereof, in the form of Exhibit 1(a) attached to the Note Purchase Agreement and registered in the names, in the principal amounts and with the respective registration numbers as set forth in Schedule A attached to the Note Purchase Agreement;

(iv) the Series V Notes, each dated the date hereof, in the form of Exhibit 1(b) attached to the Note Purchase Agreement and registered in the names, in the principal amounts and with the respective registration numbers as set forth in Schedule A attached to the Note Purchase Agreement;

(v) the Series W Notes, each dated the date hereof, in the form of Exhibit 1(c) attached to the Note Purchase Agreement and registered in the names, in the principal amounts and with the respective registration numbers as set forth in Schedule A attached to the Note Purchase Agreement;

(vi) an Officer’s Certificate of the Obligors, dated the date hereof, certifying as to the matters set forth therein, delivered pursuant to Section 4.3(a) of the Note Purchase Agreement;

(vii) a certificate of a Responsible Officer of the Company, dated the date hereof, certifying as to copies of the Company’s certificate of incorporation and by-laws (the “Company Governing Documents”) and certain resolutions of the board of

To each of the Persons listed in Annex 1 hereto September 30, 2026 directors of the Company, delivered pursuant to Section 4.3(b) of the Note Purchase Agreement;

(viii) a certificate of a Responsible Officer of MPC Products, dated the date hereof, certifying as to copies of MPC Products’ certificate of incorporation and by-laws (the “MPC Products Governing Documents”) and certain resolutions of the board of directors of MPC Products, delivered pursuant to Section 4.3(b) of the Note Purchase Agreement;

(ix) a certificate of a Responsible Officer of Woodward HRT, dated the date hereof, certifying as to copies of Woodward HRT’s certificate of incorporation and by-laws (the “Woodward HRT Governing Documents” and, together with the Company Governing Documents and the MPC Products Governing Documents, the “Governing Documents”) and certain resolutions of the board of directors of Woodward HRT, delivered pursuant to Section 4.3(b) of the Note Purchase Agreement;

(x) the letter addressed to Morgan, Lewis & Bockius LLP (“Morgan Lewis”), Paul Hastings LLP and the Company from J.P. Morgan Securities LLC, dated [the date hereof], describing the manner of the offering of the Notes (the “Offeree Letter”);

(xi) a Cross Receipt evidencing (A) receipt of funds by the Company and (B) receipt by Morgan Lewis of the Notes on behalf of the Purchasers (the “Cross Receipt”); and

(xii) the opinion of Paul Hastings LLP, as special counsel to the Company and the Subsidiary Guarantors, dated the date hereof and delivered pursuant to Section 4.5(a) of the Note Purchase Agreement.

The Note Purchase Agreement, the Notes, and the Guaranty Agreement are sometimes referred to herein, collectively, as the “Transaction Documents.” This opinion is based entirely on our review of the documents listed in the preceding paragraph and we have made no other documentary review or investigation for purposes of this opinion.

Our opinions are limited to the Transaction Documents and other agreements specifically identified herein, without regard to any agreement or other document incorporated by reference in, or attached to a Transaction Document, or otherwise referenced therein. Based on such investigation as we have deemed appropriate the opinion referred to in clause (xii) above is satisfactory in form and scope to us, and we believe you are justified in relying thereon.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document at the time of execution, and that the Obligors, and each other Person executing such

To each of the Persons listed in Annex 1 hereto September 30, 2026 documents (including, without limitation, the Transaction Documents) validly exists and is in good standing under the laws of the jurisdiction in which it was organized, had and has the power and authority to enter into and perform its obligations under the Transaction Documents under its governing organizational documents, applicable enterprise legislation and other applicable law, and is qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such documents. We have further assumed that the Transaction Documents and such other documents have been duly authorized, executed and delivered by each Person executing such documents and, as to Persons other than the Obligors, are binding upon and enforceable against, such Persons. We have also assumed that (a) with respect to the Note Purchase Agreement, the Company was validly existing, qualified to do business and in good standing, in each case, at the time of the execution thereof, (b) the Note Purchase Agreement has not been amended, supplemented, modified, otherwise varied, or terminated since the date of execution thereof, and (c) no event or condition has occurred that would constitute a termination of, a defense to, or default under, the Note Purchase Agreement or cause any termination thereof. Further, we express no opinion as to any provision of the Purchase Agreement to the extent such provision purports to restate, modify, supplement, confirm, reaffirm, or otherwise affect any agreement or document. In addition, we have relied, to the extent we deem necessary and proper, on the Offeree Letter without independent investigation.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. Except to the extent addressed below in paragraph 5, this opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law, and the federal laws of the United States of America (except for federal and state tax, energy, utilities, consumer protection, insurance, national security, national emergency, economic or public health emergency, anti-terrorism, foreign investment, anti-money laundering or antitrust laws, treaties, laws and tariffs relating to foreign trade, and entity beneficial ownership reporting laws (including the federal Corporate Transparency Act), as to each of which we express no opinion), and we express no opinion as to the laws of any other jurisdiction.

We have not made any analysis of the internal substantive law of the jurisdiction of organization of the Company, MPC Products or Woodward HRT, including statutes, rules or regulations or any interpretations thereof by any court, administrative body or other government authority, and we express no opinion as to the internal substantive law of the Company’s, MPC Products’ or Woodward HRT’s jurisdiction of organization.

We note that the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each, a “Chosen-Law Provision”). Except to the extent addressed below in paragraph 5, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that

To each of the Persons listed in Annex 1 hereto September 30, 2026 any court or other tribunal may apply to the transactions contemplated by the Transaction Documents. Except as set forth in paragraph 4 below, we express no opinions as to any investment management, investment advisory, derivatives, securities, disclosure or “blue sky” laws of any jurisdiction.

Our opinion is further subject to the following exceptions, qualifications, and assumptions, all of which we understand to be acceptable to you:

(a) We have assumed without any independent investigation (i) that the execution, delivery and performance by each of the parties thereto of the Transaction Documents do not and will not conflict with, or result in a breach of, the terms, conditions or provisions of, or result in a violation of, or constitute a default or require any consent (other than such consents as have been duly obtained) under, any organizational document (including, without limitation, applicable limited liability company formation documents and operating agreement), any order, judgment, arbitration award or stipulation, or any agreement, to which any of such parties is a party or is subject or by which any of the properties or assets of any of such parties is bound, (ii) that the statements regarding delivery and receipt of documents and funds referred to in the Cross Receipt are true and correct and that the Company has received the proceeds of the issuance of the Notes, and (iii) that the Transaction Documents are a valid and binding obligation of each party thereto to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Obligors and relevant to our opinions expressed below).

(b) The enforcement of any obligations of any Person, under any Transaction Document or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any Person under the Transaction Documents or otherwise.

(c) We express no opinion as to the availability of any specific or equitable relief of any kind.

(d) The enforcement of any of the Purchasers’ rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, the concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity).

To each of the Persons listed in Annex 1 hereto September 30, 2026

(e) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to or constituting:

(i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

(iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims;

(iv) the granting of any power of attorney or of any proxy to any Person;

(v) provisions in the Transaction Documents rendered ineffective or unenforceable by Part 4 of Article 9 of the Uniform Commercial Code (the “UCC”) of the State of New York (the “New York UCC”);

(vi) exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;

(vii) waivers or variations of any applicable statute of limitations, or of any legal provisions or rights which are not capable of waiver or variation under applicable law (such as Sections 1-302, 9-406, 9-408, 9-602, or 9-603 of the applicable UCC);

(viii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”; or

(ix) provisions evidencing liability or obligations that are inherently vague, indeterminate or indefinite.

(f) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

(g) Our opinions in paragraphs 2 and 3 below are based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders,

To each of the Persons listed in Annex 1 hereto September 30, 2026 decrees, judgments or other determinations specifically applicable to the Obligors.

(h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

(i) We have assumed without any independent investigation that each party to the Purchase Agreement has agreed (i) that the Note Purchase Agreement and the Guaranty Agreement may be electronically signed, and (ii) that any electronic signatures appearing on the Note Purchase Agreement and the Guaranty Agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. Each of the Transaction Documents to which an Obligor is a party constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms.

2. The execution and delivery of each Transaction Document to which an Obligor is a party, the issuance and sale of the Notes by the Company, and the performance by each Obligor of its obligations under the Transaction Documents to which it is a party will not (and in the case of the Note Purchase Agreement, did not on the date of the execution and delivery thereof) constitute a violation by such Obligor of any federal statute of the United States of America or statute of the State of New York, or any regulation thereunder.

3. No consents, approvals or authorizations of Governmental Authorities of the State of New York or of the United States of America are required under the laws of the State of New York or the federal laws of the United States of America, on behalf of any Obligor in connection with (a) the execution and delivery by such Obligor of each of the Transaction Documents to which such Obligor is a party, or (b) the offer, issuance, sale and delivery of the Notes by the Company.

4. It is not necessary in connection with (a) the offer and sale of the Notes delivered to you today by the Company under the circumstances contemplated by the Transaction Documents or (b) the issuance and delivery by the Subsidiary Guarantors of the Guaranty Agreement, to register the offer and sale to you today of the Notes or the Guaranty Agreement under the Securities Act of 1933, as amended, or to qualify an

To each of the Persons listed in Annex 1 hereto September 30, 2026 indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

5. Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

This opinion is delivered solely to the Purchasers and for the benefit of the Purchasers in connection with the Transaction Documents and may not be relied upon by the Purchasers for any other purpose or relied upon by any other Person (other than, but in all cases subject to our qualifications in paragraph (h) above, future holders of the Notes acquired in accordance with the terms of the Transaction Documents) for any reason without our prior written consent.

Very truly yours,

Annex 1

[To be added]